RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, 34th Floor
Los Angeles, California 90071
Attention:  Howard N.  Weinberg
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                DEED OF TRUST, SECURITY AGREEMENT, FINANCING
            STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PROCEEDS

                            Dated July 20, 1998

                                    From

                         SCOTIA PACIFIC COMPANY LLC
                            (Trustor and Debtor)

                              Mailing Address:
                                P.0. Box 712
                          Scotia, California 95565

                                     To

                 FIDELITY NATIONAL TITLE INSURANCE COMPANY
                          (Deed of Trust Trustee)

                              Mailing Address:
                    17911 Von Karman Avenue,  Suite 300
                          Irvine, California 92614
                         Attn:  Senior Underwriter

                             For the Benefit of

                    STATE STREET BANK AND TRUST COMPANY
                     (Beneficiary and Collateral Agent
                          for the Secured Parties)

                              Mailing Address:
                    Two International Place,  4th Floor
                              Boston, MA 02110
                   Attn:  Corporate Trust Administration
         (Scotia Pacific Company LLC - Timber Collateralized Notes)

        THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS. [ATTENTION OF RECORDING OFFICERS: This instrument is a Deed of Trust and
Assignment of both real and personal property and is, among other things, a Security Agreement, Financing Statement and Fixture Filing under the Uniform Commercial Code. This instrument covers timber, among other things. This instrument creates a lien on rights in, or relating to, lands of the Trustor, Pacific Lumber Company, Salmon Creek Corporation and City Garbage of Eureka that are described in the Real Property Description (as set forth in Exhibit A to this instrument) and, where applicable, is to be indexed with respect to all lands described in said Real Property Description.]

                             TABLE OF CONTENTS
                                                                      PAGE

ARTICLE I--DEFINITIONS                                                3
     Section 1.1    Certain Defined Terms                             3
     Section 1.2    Certain References                                3

ARTICLE II--ASSIGNMENT OF PROCEEDS                                    3
     Section 2.1    Assignment                                        3
     Section 2.2    Certain Covenants of the Trustor                  4
     Section 2.3    Assigned Proceeds Paid to the Trustor             5
     Section 2.4    Trust Funds                                       6
     Section 2.5    Cumulative Rights                                 6
     Section 2.6    Funds Received                                    6

ARTICLE III--SECURITY AGREEMENT                                       7
     Section 3.1    Grant of Security Interest                        7
     Section 3.2    Certain Covenants of the Trustor                  7

ARTICLE IV--CONDEMNATION AND CASUALTY LOSS                            10
     Section 4.1    Condemnation                                      10
     Section 4.2    Casualty Loss                                     11

ARTICLE V--CERTAIN RELEASES                                           12
     Section 5.1    Dispositions With Express Release                 12
     Section 5.2    Dispositions Without Express Release              13

ARTICLE VI--REPRESENTATIONS AND WARRANTIES                            15
     Section 6.1    Representations and Warranties                    15
     Section 6.2    Warranties Survive                                19
ARTICLE VII--COVENANTS                                                20
     Section 7.1    Affirmative Covenants                             20
     Section 7.2    Negative Covenants                                28
     Section 7.3    Covenants Survive                                 28
     Section 7.4    Obligations of the Services Provider under
                    the New Services Agreement                        29

ARTICLE VIII--REMEDIES; POWER OF SALE                                 29
     Section 8.1    Events of Breach                                  29
     Section 8.2    Right to Cure                                     29
     Section 8.3    Power of Sale; Foreclosure                        30
     Section 8.4    Bid at Sale                                       33
     Section 8.5    Sale of Mortgaged Property; Application
                    of Proceeds                                       33
     Section 8.6    Right to Possession                               35
     Section 8.7    Remedies Cumulative                               37
     Section 8.8    Non-Waiver                                        37
     Section 8.9    Power of Attorney                                 38
     Section 8.10   Voluntary Appearance; Receivers                   38
     Section 8.11   Retention of Possession                           39
     Section 8.12   Suits by Collateral Agent                         39
     Section 8.13   Waiver of Certain Rights                          39
     Section 8.14   Limitation on Indemnities                         40

ARTICLE IX--THE DEED OF TRUST TRUSTEE                                 40
     Section 9.1    Certain Rights of the Deed of Trust Trustee       40
     Section 9.2    Compensation and Indemnity                        41
     Section 9.3    Removal or Substitution of the
                    Deed of Trust Trustee                             41

ARTICLE X--MISCELLANEOUS                                              43
     Section 10.1   Severability                                      43
     Section 10.2   Captions                                          43
     Section 10.3   Service of Notices and Demands                    43
     Section 10.4   Governing Law; Submission to Jurisdiction;
                    Waiver of Objection to Venue                      44
     Section 10.5   Effect of Other Security, Releases                44
     Section 10.6   No Election of Remedies                           45
     Section 10.7   Binding Effect; Collateral Agent                  45
     Section 10.8   Amendments                                        45
     Section 10.9   General Provisions as to Certificates
                    and Opinions                                      47
     Section 10.10  Certificates and Opinions as Conditions
                    Precedent                                         49
     Section 10.11  Recordation                                       49
     Section 10.12  Partial Releases                                  50
     Section 10.13  Counterpart Execution                             50
     Section 10.14  Limitations on Bankruptcy Petition Against
                    the Trustor                                       50
     Section 10.15  Attorneys' Fees                                   50
     Section 10.16  Entire Agreement                                  50
     Section 10.17  When Timber Notes Disregarded                     50
     Section 10.18  No Recourse Against Others                        50
     Section 10.19  Benefits of Deed of Trust                         51
     Section 10.20  Indenture                                         51

Schedule A     Definitions

Exhibit A Real Property Description

                DEED OF TRUST, SECURITY AGREEMENT, FINANCING
            STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PROCEEDS


     THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT, dated as of July 20, 1998 (herein, together with all amendments and supplements hereto, called this "Deed of Trust"), is made by Scotia Pacific Company LLC, a Delaware limited liability company, having an address at P.O. Box 712, 125 Main Street, Second Floor, Scotia, California 95565 (herein, together with any entity succeeding thereto by merger, consolidation or acquisition of its assets substantially as an entirety, called the "Trustor"), to Fidelity National Title Insurance Company, a California corporation, having an address at 17911 Von Karman Avenue Suite 300, Irvine, California 92614 Attn: Senior Underwriter (herein, together with its successors and assigns, called the "Deed of Trust Trustee"), as trustee, for the benefit of State Street Bank and Trust Company, a Massachusetts trust company, having an office at Two International Place, 4th Floor, Boston, MA 02110, Attn: Corporate Trust Administration (Scotia Pacific Company LLC Timber Collateralized Notes) (herein, together with its successors and assigns, called the "Collateral Agent"), as beneficiary hereunder and collateral agent for the benefit of the Secured Parties.


                            W I T N E S S E T H:

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the Trustor, in consideration of the premises and to secure the Secured Obligations hereinafter set forth, and for other good and valuable consideration (including, without limitation, the extensions of credit to the Trustor evidenced by the Timber Notes, any Additional Timber Notes, the Line of Credit Agreement), the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, granted, mortgaged, warranted, conveyed, transferred and assigned, and by these presents does hereby covenant, agree, grant, warrant, bargain, sell, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Deed of Trust Trustee, and its successors and assigns forever, in trust with the power of sale and right of entry, for the benefit and security of the Collateral Agent, as collateral agent for the Secured Parties, all of Trustor's estate, right, title and interest in, to and under any and all of the Mortgaged Property, whether now owned or hereafter acquired.

     TO HAVE AND TO HOLD the Mortgaged Property, unto the Deed of Trust Trustee and its successors and assigns, IN TRUST FOREVER, with power of sale and right of entry, upon the terms and trusts herein set forth, for the benefit and security of the Collateral Agent, as collateral agent for the Secured Parties, and each of them, in accordance with the terms of this Deed of Trust; and the Trustor does hereby bind itself and its successors, assigns and judicially appointed legal representatives to warrant and forever defend title to all and singular the Mortgaged Property unto the Deed of Trust Trustee and the Collateral Agent against every Person whomsoever lawfully claiming or to claim the same, or any part thereof, subject only to Permitted Encumbrances.

     PROVIDED, and these presents are upon the condition, that if the Trustor shall perform and pay or cause to be performed and paid, in full, or shall provide, as provided in Section 13.1 (Discharge) or Article 8 (Defeasance or Covenant Defeasance) of the Indenture and as provided in the Line of Credit Agreement, for the payment or performance in full of the Secured Obligations, then this Deed of Trust and the lien of this Deed of Trust and the estate and rights hereby granted shall cease, terminate, be void and be of no further effect and shall be released at the Trustor's cost and expense; provided that the Trustor's obligation to indemnify and hold harmless the Deed of Trust Trustee and the Collateral Agent (and their respective agents, successors and assigns) and the Secured Parties pursuant to the provisions hereof shall survive any such termination.

     FOR THE PURPOSE OF SECURING the payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness, liabilities and obligations of Trustor whether now existing or hereafter arising, under, with respect to, or in connection with any of the following (collectively, the "Secured Obligations"):

          (a) the indebtedness evidenced by the Timber Notes and any Additional Timber Notes (including, without limitation, all payments of principal of, premium or interest on and any other amounts owing with respect to the Timber Notes and any Additional Timber Notes);

          (b) the indebtedness evidenced by the Line of Credit Agreement (including, without limitation, all payments of principal of, premium or interest on and any other amounts owing with respect to the Line of Credit Agreement);

          (c) any and all amounts, indebtedness, liabilities, covenants, agreements and obligations arising, or for which or for the performance of which the Trustor may become indebted or obligated, under or pursuant to the provisions of this Deed of Trust, the Timber Notes, any Additional Timber Notes, the Line of Credit Agreement, or the Indenture (including, without limitation, all obligations to pay costs and expenses as provided herein); and

          (d) any and all renewals, amendments, substitutions, replacements, rearrangements and extensions of any of the foregoing items.

     The initial principal amount of obligations secured by this Deed of Trust is Nine Hundred Thirty Million Seven Hundred and Eighty Nine Thousand Five Hundred Dollars ($930,789,500.00). As provided above, this Deed of Trust secures all future advances and obligations constituting Secured Obligations. The total amount of Secured Obligations may decrease or increase from time to time.


                           ARTICLE I--DEFINITIONS

          Section 1.1 Certain Defined Terms. Each term defined in Schedule A attached hereto is incorporated herein by reference and shall, when used herein, unless the context otherwise requires, have the meaning therein specified, with such definition to be applicable to the masculine, feminine and neuter gender, and the singular and the plural forms of such term.

          Section 1.2 Certain References. All references in this Deed of Trust to an "Article" or "Section" shall be to an Article or Section of this Deed of Trust, unless the context otherwise requires. Unless the context otherwise requires, the words "this Deed of Trust", "hereof," "hereunder," "herein," "hereby" and words of similar import shall refer to this Deed of Trust as a whole and not to a particular Article, Section, clause or other subdivision hereof. The term "Trustor" as used herein shall include not only Scotia Pacific Company LLC, but also its successors, judicially appointed legal representatives and assigns.

                     ARTICLE II--ASSIGNMENT OF PROCEEDS

          Section 2.1 Assignment. Without limiting any of the other provisions of this Deed of Trust, additionally to secure the payment or performance when due of the Secured Obligations and to provide an additional means of paying the Secured Obligations, the Trustor, effective as of the date hereof, has assigned, transferred, pledged, granted, set over and conveyed, absolutely and unconditionally, and does hereby assign, transfer, pledge, grant, set over and convey, absolutely and unconditionally, primarily and on parity with all other Mortgaged Property, and not secondarily, unto the Collateral Agent, as collateral agent for the Secured Parties, all of the Trustor's right, title and interest in and to all the following (collectively, the "Assigned Proceeds"):

               (a) all Harvested Timber and all Proceeds now or hereafter receivable, owing, deliverable or otherwise attributable to, from or on account of any of the Company Timber;

               (b) all Proceeds now or hereafter receivable, owing, deliverable, performable or otherwise attributable to, from or on account of the rights, titles and interests of the Trustor under the Subject Contracts;

               (c) the Accounts and all monies, investments and securities from time to time held by the Collateral Agent in any Account under the terms of this Deed of Trust or the Indenture, all interest and Proceeds derived from such monies, investments and securities and all the Trustor's rights in any monies held in any Account;

               (d) the right, power and authority to make claim and demand for and receive performance and payment on, under or pursuant to any of the Subject Contracts, to bring actions and proceedings thereunder for the enforcement thereof and to exercise all remedies, powers, privileges and options and to do any and all things that the Trustor is or may become entitled to do under the Subject Contracts;

               (e) (i) all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing, including, without limitation, all amounts payable pursuant to any Purchase Agreement or Lump Sum Sale or Pay-As-You-Harvest Sale, all deposits of money as advance rent, for security or as earnest money or a down payment for the purchase of all or any part of the Company Timber, under any and all present and future leases, contracts or other agreements related to the harvesting, ownership, occupancy or use of the Company Owned Timberlands or the Company Timber Rights (collectively, the "Agreements"), and (ii) all such Agreements; and

               (f) all other Proceeds now or hereafter receivable, owing, deliverable, performable, produced, processed or otherwise attributable to, from, under or on account of any of the Mortgaged Property.

          Collateral Agent hereby grants to the Trustor the right, except that such right may be suspended by written notice from the Collateral Agent to the Trustor given during the continuance of a Trapping Event, to demand, collect, receive and perform the Assigned Proceeds as and when the same become due and payable, to endorse and deposit any checks and drafts payable to the Trustor received from or in connection with the Assigned Proceeds and to execute any direction, certificate, release, receipt, payment order, transfer order, relinquishment or other instrument that may be required, necessary or appropriate to collect and receive the Assigned Proceeds. Notwithstanding the foregoing, the existence of the foregoing right in favor of Trustor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Trustor, and any such subsequent assignment shall be subject to the rights of the Deed of Trust Trustee and Collateral Agent under this Deed of Trust.

          Section 2.2 Certain Covenants of the Trustor. The Trustor covenants and agrees with the Deed of Trust Trustee and the Collateral Agent as follows:

               (a) Trustor shall execute such assignments of the Assigned Proceeds as Collateral Agent from time to time may reasonably request in order to effect the provisions of Section 2.1.

               (b) During the continuance of a Trapping Event, after notice from the Collateral Agent to the Trustor, the Trustor hereby irrevocably authorizes and directs all Assigned Proceeds Obligors, upon receipt by them of written notice from the Collateral Agent (with a copy to the Trustor), to pay, perform and deliver all Assigned Proceeds directly to the Collateral Agent at the Collateral Agent's address referred to in the preamble hereof or to such other location as the Collateral Agent may from time to time direct. All orders, receipts and other instruments that the Collateral Agent may from time to time execute and deliver for the purpose of collecting or giving receipt for such Assigned Proceeds may be relied upon in all respects by all Assigned Proceeds Obligors and the same shall be binding upon the Trustor. No Assigned Proceeds Obligor paying, performing, or delivering any Assigned Proceeds to the Collateral Agent pursuant to the written directions of the Collateral Agent shall have any responsibility to review the application of any Assigned Proceeds paid, performed or delivered to the Collateral Agent but shall be fully protected for the same.

               (c) Without limiting any other provision of this Article II, during the continuance of a Trapping Event, after notice from the Collateral Agent to the Trustor,

                    (i) the Trustor shall promptly execute, upon demand by the Collateral Agent, all necessary, convenient or appropriate instruments (including, without limitation, transfer orders, and payment orders) as may be requested by the Collateral Agent incident to having all Assigned Proceeds paid, performed or delivered directly to the Collateral Agent;

                    (ii) the Collateral Agent is irrevocably authorized, to collect, receive and give receipt for all such Assigned Proceeds; and

                    (iii) the Collateral Agent may bring suit against any third party for collection of any Assigned Proceeds, either in its own name or in the name of the Trustor.

          Section 2.3 Assigned Proceeds Paid to the Trustor. Any Assigned Proceeds Obligor may continue to pay, perform, and deliver Assigned Proceeds on a current basis to the Trustor until such time as written demand has been made upon such Assigned Proceeds Obligor by the Collateral Agent (following notice to the Trustor from the Collateral Agent during the continuance of a Trapping Event) that payment, performance, and delivery of Assigned Proceeds be made directly to the Collateral Agent. The failure to give any such notification shall not in any way waive the right of the Collateral Agent to receive any payments, performance, and delivery not theretofore paid, performed, or delivered to the Trustor before the giving of written notice or affect or impair the security interest herein granted in the Mortgaged Property, including, without limitation, the Assigned Proceeds. In the event any Assigned Proceeds Obligor makes payment, performance or delivery of Assigned Proceeds directly to the Collateral Agent, and then, at the request of the Collateral Agent, payment, performance and delivery of Assigned Proceeds are, for a period or periods of time thereafter, made to the Trustor, the Collateral Agent shall nevertheless have the right, effective upon written notice to such Assigned Proceeds Obligor (following notice from the Collateral Agent to the Trustor during the continuance of a Trapping Event) to require that future payments, performance and delivery of Assigned Proceeds be again made to the Collateral Agent.

          Section 2.4 Trust Funds. If under any Subject Contract any Assigned Proceeds are required to be paid directly to the Trustor by a purchaser of Company Timber or other Assigned Proceeds Obligor so that under such Subject Contract payment cannot be made directly to the Collateral Agent (after the Collateral Agent has given the written notice contemplated by Section 2.3 hereof) in the absence of foreclosure, or if for any other reason any Assigned Proceeds are paid to the Trustor (after the Collateral Agent has given the written notice contemplated by Section
2.3 hereof), then the Trustor's interest in all Assigned Proceeds under such Subject Contract and in all other Assigned Proceeds that for any reason may be paid to the Trustor, when received by the Trustor, shall constitute trust funds in the Trustor's hands to be held by the Trustor separate and apart from its other property (and the Trustor grants to the Collateral Agent, as beneficiary for the benefit of the Secured Parties, a security interest in all the Trustor's interest in such Assigned Proceeds) and shall be immediately paid over to the Collateral Agent for deposit in the appropriate Account.

          Section 2.5 Cumulative Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Trustor to make payment of or to perform when due the Secured Obligations, regardless of whether the Assigned Proceeds are sufficient to pay the same, and the rights, remedies and security provided under this Article II shall be cumulative of all other rights, remedies and security of any and every character now or hereafter existing under this Deed of Trust or otherwise to secure the payment or performance when due of the Secured Obligations.

          Section 2.6 Funds Received. The Collateral Agent shall (except as otherwise provided in Section 7.7 of the Indenture) deposit into the Collection Account all funds (i.e., cash, checks, wired funds, demand deposits or other cash equivalents) received by the Collateral Agent from any purchaser of Company Timber or other Assigned Proceeds Obligor.

                      ARTICLE III--SECURITY AGREEMENT

          Section 3.1 Grant of Security Interest. Without limiting any of the other provisions of this Deed of Trust and additionally to secure the payment or performance when due of the Secured Obligations, and cumulative of any and all other rights and remedies herein provided, the Trustor, as debtor, hereby expressly grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and to all the Collateral Mortgaged Property. To the extent any property covered by this Deed of Trust consists of rights in action or personal property covered by the Uniform Commercial Code, this Deed of Trust constitutes a security agreement and financing statement and is intended upon recordation to create a perfected security interest in such property in favor of the Collateral Agent. This Deed of Trust also constitutes a security agreement, fixture filing and financing statement pursuant to the Uniform Commercial Code in the Official Records of Humboldt County, California with respect to any and all fixtures included within the term Mortgaged Property, including, without limitation, Company Timber to be cut, and with respect to any goods or any other personal property that may now or hereafter become fixtures, and is intended when recorded to create a perfected security interest in such property in favor of the Collateral Agent for the benefit of the Secured Parties.

          Section 3.2 Certain Covenants of the Trustor. The Trustor covenants and agrees with the Deed of Trust Trustee and the Collateral Agent, for the benefit of the Secured Parties, that:

               (a) In addition to any other remedies granted in this Deed of Trust to the Deed of Trust Trustee and the Collateral Agent (including specifically, but not limited to, the right to proceed against all the Mortgaged Property, both real and personal property, in accordance with the rights and remedies in respect of those portions of the Mortgaged Property that are real property pursuant to Section 9-501(4) of the Uniform Commercial Code), if a Trapping Event has occurred and is continuing and if an Acceleration Event exists the Collateral Agent may proceed under the Uniform Commercial Code as to all or any part of the Collateral Mortgaged Property, and shall have and may exercise with respect to the Collateral Mortgaged Property all the rights, remedies and powers of a secured party under the Uniform Commercial Code, including, without limitation, the right and power to sell, at one or more public or private sales, or otherwise dispose of, lease or utilize the Collateral Mortgaged Property and any part or parts thereof in any manner authorized or permitted under the Uniform Commercial Code after default by a debtor, and to apply the Proceeds thereof, first, to payment of any costs and expenses and attorneys' fees, charges and disbursements thereby incurred by the Collateral Agent, and, second (except as otherwise provided in Section 7.7 of the Indenture), as a deposit to the Collection Account.

               (b) If a Trapping Event has occurred and is continuing and if an Acceleration Event exists, the Collateral Agent, after notice to the Trustor, shall have the right, by any lawful means, to take possession of the Collateral Mortgaged Property or any part thereof and to enter, in any lawful manner, upon any premises where same may be situated for such purpose and to take any lawful action deemed necessary or appropriate or desirable by the Collateral Agent, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral Mortgaged Property for sale, lease or other use or disposition as herein authorized.

               (c) To the fullest extent permitted by law (except as otherwise provided in this Deed of Trust or in the Indenture), the Trustor expressly and irrevocably waives (i) any notice of sale or other disposition of the Collateral Mortgaged Property, (ii) any other rights or remedies of a debtor or formalities prescribed by law relative to (A) the sale or disposition of the Collateral Mortgaged Property or (B) exercise of any other right or remedy of the Collateral Agent existing if a Trapping Event has occurred and is continuing and if an Acceleration Event exists, and, to the extent any such notice is required and cannot be waived, the Trustor agrees that to the fullest extent permitted by law, if such notice is mailed or otherwise given to the Trustor in accordance with Section 10.3 hereof at least 10 days prior to the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

               (d) Without limiting the present assignment to the Collateral Agent of Assigned Proceeds pursuant to Article II hereof, if a Trapping Event has occurred and is continuing and if an Acceleration Event exists, the Collateral Agent, after notice to the Trustor, is hereby granted the express right, at its option, to transfer to itself or to its nominee the Collateral Mortgaged Property, or any part thereof, to notify any obligor or account debtor in respect of any Collateral Mortgaged Property to make payment directly to the Collateral Agent and to receive the Proceeds attributable or accruing thereto and to apply such Proceeds, first, to payment of any costs and expenses and attorneys' fees, charges and disbursements thereby incurred by the Collateral Agent, and, second (except as otherwise provided in Section 7.7 of the Indenture), as a deposit to the Collection Account. With respect to the Collateral Mortgaged Property, the Trustor, for itself, its successors, assigns and legal representatives, to the fullest extent permitted by law, hereby expressly and specifically waives all rights to a marshaling of the assets of the Trustor, including the Collateral Mortgaged Property, or to a sale in inverse order of alienation.

               (e) To the fullest extent permitted by applicable law, all recitals in any instrument of assignment or any other instrument executed by the Collateral Agent or made by the Collateral Agent incident to the sale, transfer, assignment, lease or other disposition or utilization of the Collateral Mortgaged Property or any part thereof hereunder and in accordance herewith shall be full proof of the matters stated therein, no other proof shall be requisite to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

               (f) If a Trapping Event has occurred and is continuing and if an Acceleration Event exists, the Collateral Agent may, upon notice to the Trustor require the Trustor to assemble such portion of the Collateral Mortgaged Property as can be physically assembled without material damage to such Collateral Mortgaged Property and make them available to the Collateral Agent at a place to be reasonably designated by the Collateral Agent. The Trustor shall be fully liable for all expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral Mortgaged Property that are incurred or paid by the Collateral Agent as authorized or permitted hereunder, including, without limitation, all reasonable attorneys' fees, charges and disbursements, all of which expenses and costs shall constitute a part of the Secured Obligations.

               (g) Certain of the Mortgaged Property is or may become "fixtures" (as that term is defined in the Uniform Commercial Code) on the real estate included in the Mortgaged Property, and this Deed of Trust upon being filed for record in the real estate records shall operate also as a financing statement upon such of the Mortgaged Property that are or may become fixtures. This Deed of Trust covers Company Timber to be cut and Harvested Timber, as well as Accounts resulting from the sale thereof, and this Deed of Trust, upon being recorded in the real estate records, shall operate also as a financing statement upon such of the Mortgaged Property as constitute or may constitute Company Timber to be cut and Harvested Timber, as well as accounts resulting from the sale thereof, in accordance with Sections 9-402 and 9-403 of the Uniform Commercial Code. The Company Timber subject to this Deed of Trust, including any Company Timber to be cut and Harvested Timber, was grown, is now growing or is to be grown on the land more particularly described in Exhibit A to this Deed of Trust. The record owner of the Company Timber and the land described in Units 1 through 48 of Exhibit A is Scotia Pacific Company LLC, whose address is as set forth on the cover page of this instrument. The record owner of the land described in Units 50 through 66 of Exhibit A upon which some of the Company Timber was grown, is now growing or is to be grown is The Pacific Lumber Company, whose address is 125 Main Street, Scotia, California
95565. The record owner of the land described in Unit 67 of Exhibit A upon which some of the Company Timber was grown, is now growing or is to be grown is Salmon Creek Corporation, whose address is 125 Main Street, Scotia, California 95565. The record owner of the land described in Unit 49 of Exhibit A upon which some of the Company Timber was grown, is now growing or is to be grown is City Garbage of Eureka, whose address is 949 West Hawthorne St., Eureka, California 95501.

               (h) Any copy of this Deed of Trust signed by the Trustor or any photographic or other reproduction of this Deed of Trust may also serve as a financing statement under the Uniform Commercial Code by the Trustor, whose address is set forth in the preamble of this Deed of Trust, as debtor, in favor of the Collateral Agent for the benefit of the Secured Parties, as secured party, whose address is set forth in the preamble of this Deed of Trust.

               (i) The Collateral Agent is authorized to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by the Collateral Agent covering the Collateral Mortgaged Property. At the request of the Collateral Agent, the Trustor will join the Collateral Agent in executing one or more financing statements covering the Collateral Mortgaged Property pursuant to the Uniform Commercial Code in form satisfactory to the Collateral Agent. The Trustor will pay the cost of filing or refiling any such financing statement (and any continuation statement relating thereto) and of filing or refiling or recording or rerecording this Deed of Trust as a financing statement in all public offices at any time and from time to time whenever and wherever filing or recording of any financing statement or of this Deed of Trust is deemed by the Collateral Agent to be necessary or desirable.

                 ARTICLE IV--CONDEMNATION AND CASUALTY LOSS

          Section 4.1 Condemnation. If the Mortgaged Property, or any part thereof, shall be condemned or taken for public use under the power of eminent domain (excluding any sale to any governmental entity made pursuant to the Headwaters Agreement [as defined in the Offering Memorandum] but including any payment by a governmental entity in respect of an Agreement Not to Cut and including the proceeds of any settlement, compromise or adjustment between the condemning authority and Trustor and the proceeds of any recovery by Trustor in any Takings Litigation) or if a settlement, compromise or adjustment is consummated with the condemning authority, the Collateral Agent shall be paid and shall have the right to demand and to receive and give receipt for, in the name of the Trustor or in the name of the Collateral Agent, all awards and damages for such taking of or injury to the Mortgaged Property ("Condemnation Proceeds"). Upon receipt of Condemnation Proceeds by the Collateral Agent, the Collateral Agent shall deposit such funds into the Collection Account. Condemnation Proceeds, together with any interest thereon, shall be transferred from the Collection Account, on the next succeeding Monthly Deposit Date, as follows:


                    (1) on receipt of an Officer's Certificate from the Trustor, as directed in such Officer's Certificate to pay or reimburse the Trustor (to the extent of such Condemnation Proceeds) for any direct expenses incurred by the Trustor in connection with such condemnation proceeding; and

                    (2) such proceeds, together with any interest earned thereon, less any of such proceeds or interest earned thereon distributed pursuant to clause (1), shall be included in the Collection Account Disbursement Funds to be withdrawn from (or reserved in) the Collection Account as part of the Collection Account Disbursement on such Monthly Deposit Date in accordance with the provisions of Section 5.3(c) of the Indenture.

Notwithstanding the foregoing provisions of this Section 4.1, except during the continuance of an Event of Breach after notice from the Collateral Agent to the Trustor, the Trustor may, in its discretion, settle, compromise and adjust any and all claims or rights arising under or in connection with any condemnation or eminent domain proceeding relating to the Mortgaged Property, or any part thereof; provided, however, that the proceeds of any such settlement, compromise or adjustment payable to Trustor shall be paid to the Collateral Agent as contemplated by the foregoing provisions of this Section 4.1. Nothing in the foregoing paragraph shall be construed to limit the right of Trustor and its affiliates, either before or after an Event of Breach, to make all decisions concerning any settlement or compromise of any Takings Litigation then pending.

          Section 4.2 Casualty Loss. Should all or any portion of the Mortgaged Property be destroyed, lost or damaged by an insured casualty, or should insurance proceeds become payable to the Trustor for damage to or loss or diminution in value of or income from any of the Mortgaged Property, the Collateral Agent shall be paid and shall have the right to collect, receive and give receipt for, in the name of the Trustor or the Collateral Agent, any and all monies that may be payable to or collectable by the Trustor upon any policy of insurance by reason of such damage, loss, destruction or loss or diminution in value of or income from any of the Mortgaged Property (including the proceeds of any settlement, compromise or adjustment of any claim in respect of such insurance coverage). Upon receipt of any such monies by the Collateral Agent, the Collateral Agent shall deposit such funds into the Collection Account for distribution as provided in the Indenture on the next succeeding Monthly Deposit Date. Such proceeds, together with any interest earned thereon, shall be included in the Collection Account Disbursement Funds to be withdrawn from (or reserved in) the Collection Account as part of the Collection Account Disbursement on such Monthly Deposit Date in accordance with the provisions of Section 5.3(c) of the Indenture. Notwithstanding the foregoing provisions of this
Section 4.2, except during the continuance of an Event of Breach after notice from the Collateral Agent to the Trustor, the Trustor may, in its discretion, settle, compromise and adjust any and all claims or rights arising under or in connection with any insured casualty or any insurance proceeds for damage to or loss or diminution in value of or income from any of the Mortgaged Property, or any part thereof; provided, however, that the proceeds of any such settlement, compromise or adjustment shall be paid to the Collateral Agent as contemplated by the foregoing provisions of this
Section 4.2.

                        ARTICLE V--CERTAIN RELEASES

          Section 5.1 Dispositions With Express Release. The Trustor shall be permitted to do any of the following:

          (a) sell or otherwise dispose of any Company Owned Timberlands or Company Timber Rights only as provided in Section 6.1 of the Indenture (including, without limitation, delivery by Trustor to Collateral Agent of the Release Notice and satisfaction of all conditions set forth in Section
6.1 of the Indenture);

          (b) enter into a Lump Sum Sale only as provided in Section 6.1 of the Indenture (including, without limitation, delivery by Trustor to Collateral Agent of the Release Notice and satisfaction of all conditions set forth in Section 6.1 of the Indenture);

          (c) sell or otherwise dispose of any Pacific Lumber Timber Rights Property only as provided in Sections 6.3 of the Indenture (including, without limitation, delivery by Trustor to Collateral Agent of the Pacific Lumber Timber Rights Property Release Notice and satisfaction of all conditions set forth in Section 6.3 of the Indenture); and

          (d) sell or otherwise dispose of Company Owned Timberlands (or timber rights therein) or Company Timber Rights in exchange for Substitute Timber Property, only as provided in Section 6.4 of the Indenture (including, without limitation, delivery by Trustor to Collateral Agent of the Release and Substitution Notice and satisfaction of all conditions set forth in Section 6.4 of the Indenture).

Upon receipt of the notices required to be delivered pursuant to the preceding sentence, the Collateral Agent shall direct the Deed of Trust Trustee to release from the lien of this Deed of Trust (a) that portion of the Company Owned Timberlands and/or the Company Timber Rights, as the case may be, to be sold or otherwise disposed of as provided in this Section 5.1 and/or (b) the Company Timber to be cut pursuant to a Lump Sum Sale as provided in this Section 5.1. Upon direction by the Collateral Agent, the Deed of Trust Trustee shall execute and deliver to the Trustor, or to such entity as the Trustor shall direct, any and all instruments reasonably required to release and to evidence the release of such Company Owned Timberlands, Company Timber Rights and/or Company Timber.

          Section 5.2 Dispositions Without Express Release. In addition to its rights under Sections 6.2 and 6.3 of the Indenture, the Trustor shall have the right from time to time to do any of the following (except that such right may be suspended by written notice from the Collateral Agent to the Trustor given during the continuance of a Trapping Event) without any release from or consent by the Collateral Agent, but subject to compliance with all requirements, terms and conditions of this Section 5.2:

               (a) Sell portions of the Company Owned Timberlands or Company Timber Rights; provided that (i) the aggregate Mbfe of Company Timber on Company Owned Timberlands, or subject to Company Timber Rights, sold pursuant to this clause (a) shall not exceed 2,000 Mbfe and (ii) all sales of Company Owned Timberlands or Company Timber Rights pursuant to this clause (a) shall be for money which shall be, forthwith upon its receipt by the Trustor, deposited in the Collection Account and will be included in Collection Account Disbursement Funds to be withdrawn from (or reserved in) the Collection Account as part of the Collection Account Disbursement on the next succeeding Monthly Deposit Date in accordance with the provisions of Section 5.3(c) of the Indenture.

               (b) Abandon, surrender, terminate, release or amend any right-of-way, easement, boundary agreement, license, permit, franchise, certificate of public convenience and necessity, lease or similar right or privilege subject to the lien of this Deed of Trust if (i) such right or privilege is no longer necessary for (x) the cutting, harvesting, severing, sale, marketing or disposal of Company Timber or (y) compliance by the Trustor with, and will not materially adversely affect the ability of the Trustor to perform, its covenants and obligations under this Deed of Trust, the Timber Notes, any Additional Timber Notes, the Line of Credit Agreement, or the Indenture or (ii) in the case of an amendment, the amendment of such right or privilege will not materially adversely affect the ability of the Trustor to perform its covenants and obligations under this Deed of Trust, the Timber Notes, any Additional Timber Notes, the Line of Credit Agreement, or the Indenture; provided that any amended right or privilege shall forthwith, without further action, become subject to the lien of this Deed of Trust to the same extent as those previously existing. If the Trustor shall receive any money or property as consideration or compensation for such abandonment, surrender, termination, release or amendment, such money or property shall be subjected to the lien of this Deed of Trust and such money, forthwith upon its receipt by the Trustor, except for De Minimus Receipts, shall be deposited in the Collection Account and shall be included in the Collection Account Disbursement Funds to be withdrawn from (or reserved in) the Collection Account as part of the Collection Account Disbursement on the next succeeding Monthly Deposit Date in accordance with the provisions of Section 5.3(c) of the Indenture.

               (c) Abandon, surrender, terminate, release or amend any Subject Contract, if the abandonment, surrender, termination, release or amendment of such Subject Contract will not materially adversely affect the ability of the Trustor to perform its covenants and obligations under this Deed of Trust, the Timber Notes, any Additional Timber Notes, the Line of Credit Agreement or the Indenture; provided that (i) all right, title and interest of Trustor in and to any amended Subject Contract shall forthwith, without further action, become subject to the lien of this Deed of Trust to the same extent as those previously existing and (ii) if the Trustor shall receive any money or property as consideration or compensation for such abandonment, surrender, termination, release or amendment, such money or property shall be subject to the lien of this Deed of Trust and such money, forthwith upon its receipt by the Trustor, shall be deposited in the Collection Account and shall be included in the Collection Account Disbursement Funds to be withdrawn from (or reserved in) the Collection Account as part of the Collection Account Disbursement on the next succeeding Monthly Deposit Date in accordance with the provisions of
Section 5.3(c) of the Indenture. Notwithstanding the foregoing, amendments to the New Master Purchase Agreement, the New Services Agreement, and the Conveyance Documents shall be governed in accordance with Section 4.12 of the Indenture.

               (d) Sell, abandon or otherwise dispose of, or alter or modify, any Data Processing Equipment, any other machinery, equipment or other tangible personal property (other than Company Timber, to which other provisions of this Deed of Trust apply), any fixtures or improvements now or hereafter situated upon any part of the Company Owned Timberlands, any Data Processing Information, any other information, programs, know-how, methods, methodology, or other intangible personal property (other than the Subject Contracts, to which Section 5.2(c) of this Deed of Trust applies, and the Accounts, to which the provisions of the Indenture apply), if the sale, abandonment or other disposition, or the alteration or modification, of the same will not materially adversely affect the ability of the Trustor to perform its covenants and obligations under this Deed of Trust, the Timber Notes, any Additional Timber Notes or the Indenture; provided that
(i) all right, title and interest of the Trustor in any new, altered or modified Mortgaged Property shall forthwith, without further action, become subject to the lien of this Deed of Trust to the same extent as those previously existing and (ii) if the Trustor shall receive any money or property as consideration or compensation for such sale, abandonment or other disposition, or alteration or modification, such money or property shall be subject to the lien of this Deed of Trust and such money, forthwith upon its receipt by the Trustor, shall be deposited in the Collection Account and shall be included in the Collection Account Disbursement Funds to be withdrawn from (or reserved in) the Collection Account as part of the Collection Account Disbursement on the next succeeding Monthly Deposit Date in accordance with the provisions of
Section 5.3(c) of the Indenture.

          Subject to satisfaction of all of the "Release Conditions" (defined below), the Collateral Agent (a) shall execute and deliver to the Trustor, from time to time, if requested by the Trustor, a written instrument confirming that the Trustor is entitled to take an action permitted to be taken by the Trustor under this Section 5.2 and to release any Mortgaged Property from the lien of this Deed of Trust as contemplated by the provisions of this Section 5.2 and (b) shall instruct the Deed of Trust Trustee to execute partial reconveyances of the applicable portions of the Mortgaged Property to be released pursuant to Section 5.2 of this Deed of Trust; provided, however, that nothing in this paragraph shall require the Trustor to obtain any such instrument.

          As used in this Deed of Trust, "Release Conditions" means, with respect to the release of any portion of the Mortgaged Property, receipt by Collateral Agent of all of the following: (i) a written application from the Trustor requesting a written instrument confirming that the Trustor is entitled to release such portion of the Mortgaged Property from the lien of this Deed of Trust and specifying the action to be taken; (ii) all money required to be deposited or paid to the Collateral Agent in connection with such action by the Trustor; (iii) all supplements and other documentation necessary to subject to the lien of this Deed of Trust any money, additions, and other property received, made or acquired by the Trustor in connection with such action; (iv) an Officer's Certificate from the Trustor stating that said action was duly taken in conformity with a designated provision of this Section 5.2; and (v) an Opinion of Counsel stating that all conditions precedent and other requirements under this Deed of Trust and under the Indenture relating to the taking of such action by the Trustor have been complied with.

                 ARTICLE VI--REPRESENTATIONS AND WARRANTIES

          Section 6.1 Representations and Warranties. The Trustor represents and warrants as of the Closing Date to the Collateral Agent, for the benefit of the Secured Parties, as follows:

               (a) The chief executive office of the Trustor is, and all material business records relating to the Mortgaged Property are located at 125 Main Street, Second Floor, Scotia, California 95565, except that certain business records relating to the Mortgaged Property may be located at 5847 San Felipe, Suite 2610, Houston, Texas 77057.

               (b) The Trustor has the lawful authority under its organizational documents and applicable law to execute and deliver this Deed of Trust and, on the Closing Date, to grant, bargain, sell, mortgage, pledge, assign, transfer and convey all the Mortgaged Property and all rights, titles, interests, estates, remedies, powers and privileges appurtenant or incident thereto, in the manner and form hereby done or provided to be done herein.

               (c) The Trustor has good and marketable fee simple title to, and is lawfully possessed of, the Mortgaged Property, subject only to
(i) the lien of this Deed of Trust and (ii) Permitted Encumbrances. This Deed of Trust creates and constitutes a valid and enforceable first priority Lien on the Mortgaged Property, subject only to Permitted Encumbrances.

               (d) All payments and obligations due and payable or performable at or prior to the Closing Date under or on account of the Mortgaged Property have been duly paid, performed or provided for, except in each case where the failure to do so would not have a Material Adverse Effect. Except for Permitted Encumbrances, all Trustor Taxes due and payable at or prior to the Closing Date have been duly paid, and all returns and reports required under any Tax Law with respect thereto have been duly and timely filed except where such failure would not have a Material Adverse Effect.

               (e) Each of the New Master Purchase Agreement, the New Services Agreement, the Conveyance Documents, and each other material Subject Contract is presently valid, existing and in full force and effect, the Trustor has no knowledge of material default or claimed material default thereunder, and the Trustor has no knowledge of any event or circumstance that with notice or passage of time or both is likely to constitute a material default thereunder. The Mortgaged Property is currently being held, used, harvested, operated and maintained in compliance in all material respects with the Subject Contracts.

               (f) The Trustor is not in violation of, and the consummation of the transactions contemplated by the Operative Documents do not cause the Trustor or the Mortgaged Property to be, in violation of any term of any agreement, instrument, Environmental Law, General Law or Timber Law applicable to the Trustor or any part of the Mortgaged Property, or the cutting, harvesting, severing, sale, marketing, disposal or other handling of Company Timber, materials, products, wastes or other substances in, on, from, or attributable to any of the Mortgaged Property, that, individually or in the aggregate, has or is likely to have a Material Adverse Effect; the execution, delivery and performance by the Trustor of this Deed of Trust and the other Operative Documents executed and delivered by the Trustor and compliance by the Trustor with each provision hereof and thereof applicable to the Trustor does not (i) violate or conflict with or constitute a default under any such term, the non-compliance with which would have a Material Adverse Effect, or (ii) create any Lien (other than the Lien of the Deed of Trust or Permitted Encumbrances) upon any of the Mortgaged Property pursuant to any such term.

               (g) The Company Timber, taken as a whole, is in good condition, is (except for sub-merchantable Company Timber) marketable, and is substantially free from pests, blight, fungus, disease or other condition which would have a Material Adverse Effect, and, other than as disclosed in the Offering Memorandum, the Company Timber has not been subjected in any material respect to damage or injury due to fire or other catastrophic events during the past five (5) years. The Mortgaged Property has been maintained, operated, harvested and developed in all material respects in accordance with sound forestry practices for properties of the same nature.

               (h) The execution, delivery and performance of this Deed of Trust and the other Operative Documents executed and delivered by the Trustor have been duly authorized by all necessary limited liability company action on its part and on the part of its members; and this Deed of Trust and other Operative Documents executed and delivered by the Trustor have been duly and validly executed and delivered by the Trustor and each constitutes the legal, valid and binding obligation of the Trustor, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for (A) the recording of this Deed of Trust and filing and/or recording of related financing statements with or in the appropriate recording filing offices (which shall be completed), and (B) filing with the California Department of Forestry of a notice of transfer and/or amendments to Pacific Lumber's Timber Harvesting Plans being transferred to the Trustor (which shall be completed), no consent, approval or authorization of or registration, qualification, designation, declaration or filing with any Tribunal is required, and no consent, approval, authorization, waiver or notification of creditors or other nongovernmental Persons is required on the part of the Trustor (other than those which have been obtained or made and other than those which may be required under state securities or blue sky laws), as a condition to (a) the offer, issue, sale and delivery by the Trustor of the Timber Notes and any Additional Timber Notes or (b) the execution, delivery, and performance by the Trustor of this Deed of Trust, the Line of Credit Agreement and the other Operative Documents.

               (i) Except as disclosed or referred to in the Offering Memorandum, and except for Permitted Encumbrances, there are no claims, demands, suits, actions, proceedings or investigations pending or, to the Trustor's knowledge, information or belief, threatened before any Tribunal that is likely to result in an impairment or loss of the Trustor's title to any part of the Mortgaged Property or that is likely to have a Material Adverse Effect on the Trustor's use, maintenance or operation of any of the Mortgaged Property or the harvesting, cutting, severing, transportation or marketing of any material amount of Company Timber.

               (j) Except as disclosed or referred to in the Offering Memorandum, including matters alleged in the existing Takings Litigation and other similar allegations that may affect portions of the Mortgaged Property to which the existing Takings Litigation does not currently relate, the Trustor has no knowledge or notice of any Agreement Not to Cut or any actual or threatened condemnation or taking by eminent domain (whether permanent, temporary, whole or partial) of all or any part of any Mortgaged Property or of any estate in the lands affected by any Mortgaged Property.

               (k) Except as disclosed or referred to in the Offering Memorandum, there are no claims, demands, suits, actions, proceedings or investigations with respect to the Trustor or the Mortgaged Property that are likely to result in a judgment, decree or order having, individually or in the aggregate, a Material Averse Effect.

               (l) The Trustor is not an "investment company" or a company "controlled" by a company required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (m) (i) Except as disclosed or referred to in the Offering Memorandum, or in respect of matters which are not likely to have a Material Adverse Effect, the Trustor is and has been in compliance in all material respects with all Environmental Laws in connection with its ownership and use of the Mortgaged Property and the harvesting, cutting, severing and marketing of Company Timber and the disposal or handling of any materials, products, wastes or other substances in, on, from or attributable to the Mortgaged Property; (ii) except as disclosed or referred to in the Offering Memorandum, or in respect of matters which are not likely to have a Material Adverse Effect, the Trustor has not received (from Governmental Authorities or private parties) any citations, complaints, consent orders, compliance schedules or other similar enforcement orders, or any other written notice or communication, that indicates or alleges that the Company Owned Timberlands are or may be subject to any response, remedial action, penalty or fine or is not or may not be (or that Pacific Lumber on the effective date of its conveyance of any Company Owned Timberlands to the Trustor was not or may not have been with respect to any such Company Owned Timberlands) in material compliance with any such Environmental Laws; and (iii) as of the Closing Date, except for matters that have not had, and are not likely to have, a Material Adverse Effect (including without limitation any Incidental Waste Disposal) and any suspected or known Hazardous Materials Contamination on lands retained by Pacific Lumber adjoining the Company Owned Timberlands, which are set forth on Schedule 1 to the New Environmental Indemnification Agreement, there were no current or past spills, discharges or releases of gas, liquid or gaseous hydrocarbons or products therefrom, contaminants, pollutants and/or Hazardous Materials from, affecting or in any way related to the Company Owned Timberlands that had not been (i) remedied and cleaned up in accordance with applicable Environmental Law to the satisfaction of any Governmental Authorities requiring clean-up, (ii) disclosed in writing to the Collateral Agent prior to the Closing Date and (iii) disclosed to all appropriate Governmental Authorities if required under any Environmental Law to be disclosed.

               (n) Except for Hazardous Materials contained in commercial products used in the ordinary course of business and which are stored, used and disposed of in accordance with applicable Environmental Laws, (i) there are no Hazardous Materials now located on, at, in or under any of the Company Owned Timberlands or any part thereof which could have a Material Adverse Effect; (ii) no part of any of the Company Owned Timberlands is being used or, to the best of the Trustor's knowledge, has been used at any previous time for the disposal, storage, treatment, processing or other handling of any Hazardous Material nor is any part of any Company Owned Timberlands affected by any Hazardous Materials Contamination, other than
(x) such as do not, individually or in the aggregate, have a Material Adverse Effect, (including without limitation any Incidental Waste Disposal) and (y) suspected or known Hazardous Materials Contamination on lands retained by Pacific Lumber adjoining the Company Owned Timberlands, which are set forth on Schedule 1 to the New Environmental Indemnification Agreement; (iii) to the best knowledge and belief of the Trustor, no property adjoining any Company Owned Timberlands is being used, or has ever been used at any previous time, for the disposal, storage, treatment, processing or other handling of any Hazardous Material nor is any property adjoining any Company Owned Timberlands affected by Hazardous Materials Contamination, other than (x) such as do not, individually or in the aggregate, have a Material Adverse Effect (including without limitation any Incidental Waste Disposal), and (y) suspected or known Hazardous Materials Contamination on lands retained by Pacific Lumber adjoining the Company Owned Timberlands, which are set forth on Schedule 1 to the New Environmental Indemnification Agreement; (iv) each Disposal Site now being used, or, to the best of the Trustor's knowledge, that has been used, is or has been properly licensed to the extent required by law; and (v) no administrative order, consent order and agreement, litigation, settlement or, to the best of the Trustor's knowledge, investigation, with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to the best of the Trustor's knowledge, proposed, threatened or anticipated, with respect to any of the Company Owned Timberlands. No part of any Company Owned Timberlands is currently on, and to the Trustor's knowledge has ever been on, CERCLA's Information System or National Priority's List, or any other Federal or State "Superfund" or "Superlien" list. The Trustor has not received any notice that any Disposal Site is currently on, and to the Trustor's knowledge has ever been on, CERCLA's Information System or National Priority's List, or any other Federal or State "Superfund" or "Superlien" list.

          Section 6.2 Warranties Survive. Without limiting any other provision of this Deed of Trust, all representations and warranties contained in this Article VI shall survive the execution and delivery of this Deed of Trust and any exercise of any power of sale or foreclosure sale (whether judicial or nonjudicial) under this Deed of Trust or conveyance in lieu of foreclosure, but shall terminate upon the repayment in full of the Secured Obligations and the full and final release and discharge of this Deed of Trust and any other instruments now or hereafter securing the Secured Obligations.

                           ARTICLE VII--COVENANTS

          Section 7.1 Affirmative Covenants. As further assurance with regard to the Secured Obligations, the Trustor hereby covenants, warrants and agrees in favor of the Collateral Agent, for the benefit of the Secured Parties, as follows:

               (a) The Trustor shall perform the Secured Obligations required to be performed by the Trustor pursuant to this Deed of Trust and shall pay when due the Secured Obligations under the Line of Credit Agreement, the Timber Notes, any Additional Timber Notes and the Indenture to be paid by the Trustor including, without limitation, the principal of, and the interest due under the Timber Notes, any Additional Timber Notes and the Line of Credit Agreement; all charges, fees and other sums to be paid by the Trustor as provided in the Operative Documents, the principal of and interest on any future advances secured by this Deed of Trust, and the principal of and interest on any other indebtedness secured by this Deed of Trust.

               (b) The Trustor, except for any matters as would not have a Material Adverse Effect, (i) shall keep the Collateral Mortgaged Property in good condition and repair (ordinary wear and tear excepted); (ii) shall comply with all laws, statutes, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Collateral Mortgaged Property or any part thereof or requiring any alterations or improvements; (iii) shall not commit, or permit, any waste or deterioration of the Collateral Mortgaged Property; and (iv) shall not commit, suffer or permit any act to be done in or upon the Collateral Mortgaged Property in violation of any law, ordinance or regulation except where such violation would not have a Material Adverse Effect.

               (c) The Trustor will, at the Trustor's own expense, record and re-record, file and re-file and register and re-register this Deed of Trust and every other instrument in addition and supplemental hereto that may be required by applicable law in order to perfect and maintain the priority of the lien, assignment and security interest created hereby, in such manner and places and within such times as shall be necessary or desirable to perfect and maintain the priority of such lien, assignment and security interest and to preserve and protect the rights and remedies of the Deed of Trust Trustee and the Collateral Agent hereunder, and will furnish evidence of each such recording, filing and registration to the Collateral Agent.

               (d)  Without affecting the Trustor's obligations under
Section 7.1(c) hereof, promptly following the request of the Collateral Agent, the Trustor will, at its expense, correct any defect or error that may be discovered in the contents of this Deed of Trust or in the execution or acknowledgment hereof, and will execute and deliver such further instruments and do such further acts and things as may be reasonably requested by the Collateral Agent (i) to carry out more effectively the purposes of this Deed of Trust, (ii) to subject to the lien, assignment and security interests created hereby any of the Mortgaged Property, and (iii) to perfect and maintain the priority of such lien, assignment and security interests, subject only to Permitted Encumbrances, until such Mortgaged Property is released by the Collateral Agent from the lien of this Deed of Trust.

               (e) The Trustor binds itself and its successors, assigns and legal representatives to warrant and forever defend unto the Collateral Agent and its successors and assigns, all the Mortgaged Property and any portion thereof and to maintain the lien of this Deed of Trust on and in the Mortgaged Property, free and clear of all defects, irregularities of title, liens, security interests, charges or other encumbrances other than
(i) those created by this Deed of Trust and (ii) Permitted Encumbrances; and if a Responsible Officer of the Trustor has knowledge that the title to the Mortgaged Property or the lien of this Deed of Trust has been or is being challenged, directly or indirectly, or if any legal proceedings are instituted against the Trustor, the Collateral Agent or any past or present Collateral Agent in connection with any such challenge, the Trustor will promptly give notice thereof to the Collateral Agent and, at the Trustor's cost and expense, will (i) diligently act to cure, or cause to be cured, any defect with respect to Mortgaged Property that may have developed or be claimed and that could reasonably be expected to have a Material Adverse Effect and take all necessary and proper steps for the defense of the title of the Collateral Agent to the Mortgaged Property and the lien of this Deed of Trust thereon, (ii) subject to Section 8.14 hereof, indemnify and hold the Collateral Agent and the past or present Collateral Agents harmless from and against any and all losses suffered by any such indemnified Person resulting from any failure of or defect in title (other than Permitted Encumbrances) to the Mortgaged Property or the lien of this Deed of Trust,
(iii) take such legal action as is reasonably appropriate to the defense thereof, including but not limited to, the employment of counsel, the prosecution and defense of litigation and the compromise or release and discharge of any adverse claims made and (iv) promptly give notice to the Collateral Agent upon the Trustor's obtaining knowledge of any defect or irregularity of title (other than Permitted Encumbrances) or any claim that could give rise to a defect or irregularity of title (other than Permitted Encumbrances).

               (f) With such exceptions as do not, and are not likely to, have a Material Adverse Effect, the Trustor will, at the Trustor's expense, promptly take or cause to be taken all such action as is within its control and may be reasonably required from time to time to enforce or secure the observance or performance in all material respects of all terms, covenants, agreements or conditions to be observed or performed by any third parties under any material Subject Contract or other material instrument or agreement, or any Environmental Law, General Law or Timber Law, applicable to any of the Mortgaged Property, and, upon the occurrence and during the continuance of a Trapping Event, upon the request of the Collateral Agent, to exercise any of its rights, remedies, powers and privileges under any such Subject Contract or other instrument or agreement or any Environmental Law, General Law or Timber Law, all in accordance with the respective terms thereof.

               (g) The Trustor will, at the Trustor's expense, comply with all Environmental Laws, General Laws and Timber Laws applicable to the Trustor or the Mortgaged Property, the non-compliance with which would have a Material Adverse Effect.

               (h) At the Trustor's cost and expense, the Trustor will perform, or the Trustor will arrange for the performance of, the services (pursuant to the New Services Agreement or otherwise) consistent with the standards set forth in Section 2.3 of the New Services Agreement as in effect on the date hereof.

               (1) the Trustor shall ensure that each contract for the sale of Company Timber (other than (i) the New Master Purchase Agreement and related log purchase agreements or (ii) any agreements for Lump Sum Sales or Pay-As-You-Harvest Sales pursuant to Sections 6.1 and 6.2 of the Indenture) shall (a) permit verification by an independent third party or by the Trustor of the scaling and measuring of the amount of Company Timber or Harvested Timber sold in a manner substantially similar to Section 6.3 of the Master Purchase Agreement; (b) expressly state that such contract and all rights of the counterparty thereunder are fully subordinate to this Deed of Trust; (c) contain a non-petition agreement substantially similar to that included in the Master Purchase Agreement; (d) contain provisions substantially similar to Section 4.2 of the Master Purchase Agreement; and (e) not contain provisions in violation of the Indenture or this Deed of Trust. The Trustor shall, consistent with good business practice, maintain orderly files relating to each contract for the sale of Company Timber, correspondence and other records, documents and papers pertaining to the Company Timber and the operations and maintenance thereof. Upon request of the Collateral Agent, the Trustor shall deliver to the Collateral Agent copies, certified as true and correct by a Responsible Officer of the Trustor, of all Purchase Agreements with third parties then in effect that pertain to the sale of the Company Timber.

               (2) Unless and while the same constitutes a Permitted Encumbrance, or unless non-payment is otherwise permitted by the Indenture, the Deed of Trust, the Line of Credit Agreement or other Operative Documents, or is not material, the Trustor shall cause all liabilities of the Trustor incurred with respect to or affecting the Mortgaged Property to be paid when due.

               (3) Unless and while the same constitutes a Permitted Encumbrance, the Trustor shall cause all Trustor Taxes to be paid punctually before the same become delinquent, together with any interest and penalty payable in connection therewith.

               (4) The Trustor shall comply (in accordance with the terms thereof) with any final order, judgment or other non-appealable direction of any Tribunal requiring the removal, treatment or disposal by the Trustor of any Hazardous Materials or Hazardous Materials Contamination with respect or attributable to any of the Mortgaged Property or any Disposal Site, and the Trustor shall provide the Collateral Agent with satisfactory evidence of such compliance.

               The Trustor shall comply, or shall cause compliance with, the covenants and agreements in paragraph (1) of this paragraph (h) in a manner consistent in all material respects with prudent business practices, determined in the reasonable judgment of Trustor, (i) which are consistent with then current applicable industry standards, (ii) do not, individually or in the aggregate, have a Material Adverse Effect and (iii) which are in compliance, in all material respects, with applicable Timber Laws.

               (i) The Trustor will insure and keep insured (or cause to be insured or be kept insured) all of the material Mortgaged Property (other than Company Timber and Harvested Timber) of an insurable nature in accordance with prudent standards then being followed by other companies engaged in the same or similar lines of business and in the same general area; provided, without limiting the generality of the foregoing, the Trustor will maintain or cause to be maintained: (i) comprehensive general and automobile liability insurance against claims for personal injury, death or property damage with limits of liability of not less than $10,000,000 per occurrence and deductibles of up to $3,000,000 per occurrence; and (ii) all such workers' compensation or similar insurance as may be required by applicable laws, provided that the Trustor may self-insure any or all workers' compensation liabilities.

               To the extent that any of the insurance required by this clause (i) ceases to be available at commercially reasonable rates, the Trustor may maintain insurance coverage in accordance with the prudent standards then being followed by other companies engaged in the same or similar lines of business and in the same general area. In the event that the Trustor wishes to effect replacement coverage pursuant to the preceding sentence, it will (i) notify the Collateral Agent of such intent as soon as reasonably practicable, and (ii) not less than five (5) Business Days prior to the termination of the coverage for which replacement is to be made, furnish the Collateral Agent with a report of the Trustor describing in reasonable detail the nature of such replacement coverage and the reasons why the Trustor believes that such replacement coverage is appropriate.

               The Trustor shall deliver to the Collateral Agent evidence of such policies of insurance together with all renewals thereof. Each such casualty insurance policy shall provide by way of endorsements, riders or otherwise that proceeds will be payable to the Collateral Agent, as its interest may appear. The Trustor will cause the Collateral Agent to be named as an additional insured under the public liability policies of the Trustor, and each such policy will be endorsed to provide that the policy shall not be canceled or materially changed by the insurer before the expiration of 30 days, or 10 days in the event of nonpayment of premium, after receipt by the Collateral Agent of written notice; and that the Collateral Agent may, but shall not be obligated to, make premium payments to prevent any such cancellation, or alteration, which payments will be accepted by the insurer. In the event that the Collateral Agent makes any such premium payments in order to avoid a lapse in insurance coverage required hereunder, the Trustor shall promptly reimburse the Collateral Agent therefor. Any such payment not reimbursed shall become part of the Secured Obligations. Evidence of a renewal policy shall be furnished to the Collateral Agent not less than 15 days prior to the expiration of the initial or preceding renewal policy.

               (j) At any and all reasonable times, upon request of the Collateral Agent, the Trustor will permit the Collateral Agent or its designated representatives to enter upon the Mortgaged Property or any part thereof for the purpose of inspecting the condition and operation thereof.

               (k) The Trustor shall, following any exercise of any power of sale or any foreclosure sale of the Mortgaged Property pursuant to this Deed of Trust, be a mere tenant at sufferance of the purchaser of the property at said sale, and such purchaser shall be entitled to immediate possession thereof, and, if the Trustor fails to vacate such property immediately, such purchaser may and shall have the right to go into any court of competent jurisdiction, and file an action to obtain possession of such properties, which action shall lie against the Trustor as a tenant at sufferance.

               (l) The Trustor will, upon a Responsible Officer of the Trustor having knowledge thereof, give the Collateral Agent prompt notice of (i) any material casualty loss, notice of intended condemnation or taking, condemnation or taking with respect to any of the Mortgaged Property, (ii) the termination of any Purchase Agreement by any purchaser of a material portion of the Company Timber, or any reduction or renegotiation by any such purchaser of the sales price or the amount of the Company Timber required to be purchased under any Purchase Agreement relating to a material portion of the Company Timber, (iii) any inquiry or proceeding of any Tribunal with respect to any Hazardous Material in, on, from or attributable to any of the Mortgaged Property, (iv) the presence of any Hazardous Materials Contamination with respect to or attributable to any of the Mortgaged Property, in each case, in quantities which could have a Material Adverse Effect, with a full description thereof, (v) every claim or demand made or proceeding instituted by any Person that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (vi) the occurrence of any other event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

               (m) The Trustor will pay all appraisal or consulting fees, filing or recording fees, mortgage registration fees, Trustor Taxes, abstract fees, landman and/or title examiner fees, attorneys' fees, charges and disbursements and all other costs and expenses of every character incurred by the Trustor in connection with the making, closing and servicing of the Secured Obligations and will reimburse the Collateral Agent for all expenses, including, without limitation, reasonable attorneys' fees and court costs, incurred by it in enforcing or collecting the Secured Obligations or otherwise in enforcing its rights under this Deed of Trust. In the event that the Collateral Agent should pay directly any such costs and expenses, the Trustor shall promptly reimburse the Collateral Agent for all such sums reasonably incurred. Any such sums not reimbursed shall become part of the Secured Obligations.

               (n) Subject to Section 8.14 hereof, the Trustor shall indemnify, protect, defend and hold the Collateral Agent, the Trustee, the Deed of Trust Trustee and each present or past Collateral Agent, Trustee and Deed of Trust Trustee, and their respective directors, officers, employees, attorneys and agents (collectively referred to as the "Indemnified Parties" in paragraphs (n) and (o) of this Section 7.1) harmless from and against any and all liabilities (including, without limitation, strict liability), actions, demands, orders, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements and remedial costs), suits, costs of any settlement or judgement and claims of any and every kind whatsoever (including, without limitation, those arising under CERCLA and similar state statutes) that may now or in the future (whether before or after payment in full of the Secured Obligations, whether before or after any final and full release of this Deed of Trust, or whether before or after any exercise of any power of sale, any foreclosure sale, judicial or non-judicial, under this Deed of Trust or a conveyance in lieu of foreclosure) be paid, incurred or suffered by or asserted against the Indemnified Parties by any Person or entity or Tribunal for, with respect to, or as a direct or indirect result of, the actual or threatened presence in, on or under, or the actual or threatened escape, seepage, leakage, spillage, discharge, emission or release from, any of the Mortgaged Property or any Disposal Site, of any Hazardous Materials, or any Hazardous Materials Contamination, or arising out of or relating to the applicability of any Environmental Law relating to Hazardous Materials (including, without limitation, any Federal, State or local so-called "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree), except to the extent that a court of competent jurisdiction shall have made a final determination that such liability was caused by the gross negligence or willful misconduct of such Indemnified Party and provided, in the event of a foreclosure of this Deed of Trust or a conveyance by the Trustor in lieu of foreclosure, such liability arises from events occurring prior to such foreclosure or conveyance by deed in lieu.

               (o) Subject to Section 8.14 hereof, without limiting any other provision hereof, the Trustor further agrees to indemnify, protect, defend and hold the Indemnified Parties harmless from and against any and all liabilities (including, without limitation, strict liability), actions, claims, judgments, demands, orders, costs, expenses, charges, suits, costs of settlements or judgments and claims of any kind whatsoever (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by or claimed, brought, rendered or charged against any Indemnified Parties (either before or after payment in full of the Secured Obligations, either before or after any final and full release of this Deed of Trust, or either before or after any foreclosure sale, whether judicial or nonjudicial, under this Deed of Trust or conveyance in lieu of foreclosure) (1) under or by reason of this Deed of Trust or the exercise of any rights or remedies hereunder in accordance with the terms hereof,
(2) resulting from claims by third parties to any Assigned Proceeds or other payments received by any Indemnified Party in connection with the Mortgaged Property, (3) by reason of any alleged obligations of Pacific Lumber, Salmon Creek or the Trustor with respect to any of the Mortgaged Property and/or (4) by reason of any violation or alleged violation by Pacific Lumber, Salmon Creek or the Trustor of any General Laws or Timber Laws; provided, however, that the foregoing indemnity shall not apply where a court of competent jurisdiction shall have made a final determination that such liability was caused by the gross negligence or willful misconduct of the party or parties seeking indemnification. All amounts paid by the Indemnified Parties in settlement, compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character incurred by the Indemnified Parties pursuant to and in accordance with the provisions of paragraph (n) or this paragraph (o) shall be due and payable by the Trustor on demand and shall become a part of the Secured Obligations secured by this Deed of Trust.

               (p) An Indemnified Party shall notify the Trustor promptly of any claim for which it may seek indemnity pursuant to the provisions of paragraphs (n) or (o). The Trustor shall have the right to defend the claim, and such Indemnified Party shall cooperate in the defense. If the Trustor does not defend such claim, such Indemnified Party may have separate counsel and the Trustor shall pay the reasonable fees and expenses of such counsel. The Trustor shall have no obligation to pay for any settlement of any such claim made without its consent.

               (q) The Trustor shall deliver to the Collateral Agent, and the Collateral Agent shall deliver to the Trustor, copies of all environmental inspection reports relating to Hazardous Materials obtained by such party or for its benefit, or otherwise in such party's possession, with respect to the Mortgaged Property. Each party shall maintain such reports as confidential, unless disclosure is required by law, or unless such information may become public other than as a consequence of such party's actions, and except that such information may be provided to any prospective purchaser of any of the Mortgaged Property.

               (r) Commencing as soon as reasonably possible, and in no event later than April 1, 1999, the Trustor shall maintain, on a quarterly basis, a complete current copy of the GIS Data Processing Information at a location with a third party approved by the Collateral Agent. Collateral Agent hereby approves, as the party to hold such Data Processing Information, the third party consultant retained from time to time by the Trustor to advise the Trustor with respect to the GIS.

               (s) The Trustor shall pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments, of any kind or nature whatsoever relating to the Mortgaged Property, including, without limitation, non-governmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property, which are assessed or imposed upon the Mortgaged Property, or become due and payable, and which create or may create a lien upon the Mortgaged Property, or any part thereof (all of the above hereinafter referred to, collectively, as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

               (t) If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Mortgaged Property in lieu of or in addition to the Impositions otherwise payable by the Trustor pursuant to clause (s) or (ii) a license fee, tax or assessment imposed on Collateral Agent, a Secured Party, a Liquidity Provider or Deed of Trust Trustee and measured by or based in whole (or in part) upon the amount of the outstanding obligations secured hereby, or (iii) a license fee, tax or assessment imposed on Collateral Agent, a Secured Party, a Liquidity Provider or Deed of Trust Trustee because of Collateral Agent's or Deed of Trust Trustee's interest in the Mortgaged Property, then all (or said part of) such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in clause (s) and the Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions. Anything to the contrary herein notwithstanding, the Trustor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Collateral Agent or Deed of Trust Trustee.

          Section 7.2 Negative Covenants. As further assurances with regard to the Secured Obligations, the Trustor hereby covenants, warrants and agrees in favor of the Collateral Agent, for the benefit of the Secured Parties, as follows:

               (a) The Trustor will not mortgage, pledge or hypothecate the Mortgaged Property or any part thereof or any interest therein, except for (i) Nonrecourse Timber Acquisition Indebtedness permitted by the Indenture and (ii) the indebtedness referred to in Section 4.9(u) of the Indenture.

               (b)  The Trustor will not, except for Permitted
Encumbrances, create, suffer or permit to exist any Lien or other encumbrance of, on, in or affecting the Mortgaged Property, or any part thereof or any interest therein.

               (c) The Trustor will not permit removal of any Data Processing Equipment unless (i) such removal would not have a Material Adverse Effect or (ii) such removal is otherwise permitted by the terms of this Deed of Trust.

          Section 7.3 Covenants Survive. Without limiting any other provision of this Deed of Trust, all representations, warranties, covenants and indemnities contained in this Article VII (which representations, warranties, covenants and indemnities are being made solely for the benefit of the Trustee, the Collateral Agent, and the Secured Parties, and expressly not for the benefit of any other successor owner of any of the Mortgaged Property) shall survive any exercise of a power of sale or any foreclosure sale (whether judicial or nonjudicial) under this Deed of Trust or conveyance in lieu of foreclosure, and the indemnities contained in Sections 7.1(n) and 7.1(o) hereof shall survive the repayment in full of the Secured Obligations and the full and final release and discharge of this Deed of Trust and other instruments securing the Secured Obligations.

          Section 7.4 Obligations of the Services Provider under the New Services Agreement. Notwithstanding any provision of this Deed of Trust that provides that the Trustor shall be obligated to pay an expense or perform an obligation, the Services Provider shall not be relieved from any obligation that it may have under the New Services Agreement to pay such expenses or perform such obligation (to the extent set forth in the New Services Agreement), except to the extent provided therein.

                   ARTICLE VIII--REMEDIES; POWER OF SALE

          Section 8.1 Events of Breach. If both (a) there is any "Event of Default" as defined in Section 7.1 of the Indenture (after giving effect to any applicable notice or grace periods provided in the Indenture), including, without limitation, any such event caused by a failure to pay when due any amount due under the Indenture or any installment of principal of or interest on the Secured Obligations, and (b) there exists an Acceleration Event (such combination of circumstances being referred to as an "Event of Breach"), then, in addition to the other rights and remedies set forth in this Article VIII, the Lien evidenced or created by this Deed of Trust shall be subject to foreclosure in any manner provided for herein or provided for by law.

          Section 8.2 Right to Cure. Upon the occurrence and during the continuance of an Event of Breach, the Collateral Agent, at its option and without any obligation to do so, may take such action or tender such performance or payment as may be required to cure the Event of Breach. All amounts advanced by the Collateral Agent as aforesaid and all costs and expenses incurred in taking such action or tendering such performance shall be due and payable upon demand, shall become a part of the Secured Obligations, and shall be fully secured by this Deed of Trust. Any amounts so paid or costs or expenses incurred, as well as the time of payment thereof, shall be deemed fully established by the affidavit or Certificate of the Collateral Agent signed by a Responsible Officer of the Collateral Agent and stating the action taken or the performance or payment made by the Collateral Agent, the circumstances under which such action was taken or such performance or payment made, that such action taken or performance or payment made was in compliance with this Deed of Trust, the amount so paid or costs or expenses incurred, as well as the time of payment thereof. The taking of such action or the tendering of any such performance or payment by the Collateral Agent shall not prevent the Trustee or any Secured Party from declaring (in accordance with the terms of the Indenture) the Secured Obligations to be due and payable under the provisions of the Indenture, this Deed of Trust, the Timber Notes, any Additional Timber Notes or the Line of Credit Agreement during the continuance of an Event of Breach and pursuing any other remedies available to the Trustee and the Secured Parties.

          Section 8.3 Power of Sale; Foreclosure. If an Event of Breach exists and any of the Timber Notes, Additional Timber Notes or any borrowings under the Line of Credit Agreement remains unpaid at the maturity thereof, whether upon acceleration of maturity or otherwise:

               (1) The Collateral Agent may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, the Collateral Agent may elect to treat any portion of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of the real property. Any sale of any personal property hereunder shall be conducted in any manner permitted by Section 9-501 or any other applicable section of the Uniform Commercial Code. Where any portion of the Mortgaged Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, the Collateral Agent may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law. Without limiting the generality of the foregoing, the Collateral Agent may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the real property, personal property and fixtures in any manner permitted under
          Section 9-501(4) (a) of the Uniform Commercial Code; and if Collateral Agent elects to proceed in the manner permitted under
          Section 9-501(4) (a) (ii) of the Uniform Commercial Code, the power of sale herein granted shall be exercisable with respect to all or any of the real property, personal property and fixtures covered hereby, as designated by the Collateral Agent, and the Deed of Trust Trustee is hereby authorized and empowered to conduct any such sale of any real property, personal property and fixtures in accordance with the procedures applicable to real property. Where any portion of the Mortgaged Property consists of real property and personal property, any reinstatement of the obligation secured hereby, following default and an election by the Collateral Agent or the Secured Parties to accelerate the maturity of said obligation, which is made by the Trustor or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil Code or any successor statute, shall, in accordance with the terms of Uniform Commercial Code Section 9-501(4) (c) (iii), not prohibit the Collateral Agent or the Deed of Trust Trustee from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by the Uniform Commercial Code; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any personal property or fixtures prior to such reinstatement or pending at the time of such reinstatement. Any sums paid to the Collateral Agent in effecting any reinstatement pursuant to
          Section 2924c of the California Civil Code shall be applied to the Trustor's obligations and to the Collateral Agent's reasonable costs and expenses in the manner required by Section 2924c. Should the Collateral Agent elect to sell any portion of the Mortgaged Property which is real property, or which is personal property or fixtures that the Collateral Agent has elected under Section 9-501(4) (a) (ii) of the Uniform Commercial Code to sell together with the real property in accordance with the laws governing a sale of real property, the Collateral Agent or the Deed of Trust Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on the Trustor, the Deed of Trust Trustee, at the time(s) and place(s) specified in the notice of sale, shall sell said real property, and all estate, right, title, interest, claim and demand therein, and equity and right of redemption thereof, at such times and places as required or permitted by law, upon such terms as the Collateral Agent or the Deed of Trust Trustee may fix and specify in the notice of sale or as may be required by law. If the Mortgaged Property consists of several lots, parcels or items of property, the Collateral Agent may: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner the Collateral Agent deems in its best interest. Should the Collateral Agent desire that more than one sale or other disposition of the Mortgaged Property be conducted, Collateral Agent may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or on such different days or times and in such order as the Collateral Agent may deem to be in its best interests, and no such sale shall exhaust the power of sale herein granted or terminate or otherwise affect the lien of this Deed of Trust on, or the security interest of the Collateral Agent in, any part of the Mortgaged Property not sold, until all of the Secured Obligations have been fully paid. In the event the Collateral Agent elects to dispose of the Mortgaged Property through more than one sale, the Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to the Collateral Agent and the Deed of Trust Trustee, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by the Collateral Agent and the Deed of Trust Trustee (or either of them) in connection with such sale or sales, together with interest on all such advances made by the Collateral Agent and the Deed of Trust Trustee (or either of them) at the Default Rate.

               (2) The Collateral Agent, with or without entry, personally or by its agents or attorneys, insofar as applicable, may (A) institute judicial proceedings for the complete or partial foreclosure of this Deed of Trust under the provisions of the laws of the jurisdiction in which the Mortgaged Property or any part thereof is located, or under any other applicable provision of law; or (B) take all steps to protect and enforce the rights of the Collateral Agent and the Secured Parties, whether by action, suit or proceeding in equity or at law (for the specific performance of any covenant, condition or agreement contained in this Deed of Trust, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement or any other appropriate legal or equitable remedy), or otherwise, as the Collateral Agent, being advised by counsel, shall deem most advisable to protect and enforce any of its rights or duties hereunder.

In exercising its rights under this Section 8.3, the Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          Section 8.4    Bid at Sale.

               (a) Upon any sale made under or by virtue of this Article VIII, the Collateral Agent may, on behalf of the Secured Parties, bid for and acquire the Mortgaged Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Secured Obligations secured by this Deed of Trust the net proceeds of sale, after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Deed of Trust Trustee and the Collateral Agent are authorized to deduct under this Deed of Trust. The person making such sale shall accept such settlement without requiring the production of any Timber Note, any Additional Timber Note, the Line of Credit Agreement, this Deed of Trust or the Indenture, and without such production there shall be deemed credited to the Secured Obligations under this Deed of Trust the net proceeds of such sale. The Collateral Agent, upon so acquiring the Mortgaged Property or any part thereof, shall be entitled to own, hold, lease, rent, operate, manage or sell the same in any manner permitted by applicable laws.

               (b) In connection with any trustee sale or judicial sale by the Deed of Trust Trustee under this Deed of Trust, the Collateral Agent shall not accept any cash bid in an amount less than the aggregate amount payable under the Timber Notes and any Additional Timber Notes and the Line of Credit Agreement, unless otherwise permitted by the Indenture and the Line of Credit Agreement and all approvals required by the Indenture and Line of Credit Agreement have been obtained by Collateral Agent. In the event that relevant law provides that a trustee sale or judicial sale may be made in respect of less than all of the Company Owned Timberlands and Company Timber Rights, and the Collateral Agent shall determine to permit a trustee sale or judicial sale for less than all of the Company Owned Timberlands and Company Timber Rights, in connection with any such trustee sale or judicial sale by the Deed of Trust Trustee, the Collateral Agent shall not accept any cash bid in an amount less than the pro rata portion of the aggregate amount payable under the Timber Notes, any Additional Timber Notes and the Line of Credit Agreement, unless otherwise permitted by the Indenture and the Line of Credit Agreement and all approvals required by the Indenture and Line of Credit Agreement have been obtained by Collateral Agent.

          Section 8.5    Sale of Mortgaged Property; Application of
Proceeds.

               (a) The Deed of Trust Trustee, upon the Collateral Agent's request, may postpone any sale of all or any part of the Mortgaged Property to be made under or by virtue of this Article VIII by public announcement at the time and place of such sale, or by publication, if required by law, and, from time to time thereafter, may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

               (b) Upon the completion of any sale made by the Deed of Trust Trustee under or by virtue of this Article VIII, the Deed of Trust Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds or other appropriate instruments, conveying, assigning and transferring all its estate, right, title and interest in and to the property and rights so sold. The Deed of Trust Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Trustor, in its name and stead or in the name of the Deed of Trust Trustee, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and, for that purpose, the Deed of Trust Trustee may execute all necessary deeds and other instruments of assignment and transfer, and may substitute one or more persons with like power, the Trustor hereby ratifying and confirming all that such attorney or attorneys or such substitute or substitutes shall lawfully do by virtue hereof. The Trustor shall, nevertheless, if so requested in writing by the Deed of Trust Trustee or the Collateral Agent, ratify and confirm any such sale or sales by executing and delivering to the Deed of Trust Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Collateral Agent or the Deed of Trust Trustee, for such purposes and as may be designated in such request. Any such sale or sales made under or by virtue of this
Article VIII shall operate to divest all the estate, right, title, interest, claim and demand, whether at law or in equity, of the Trustor in and to the property and rights so sold, and shall be a perpetual bar, at law and in equity, against the Trustor and any Person claiming through or under the Trustor and their successors and assigns.

               (c) The receipt by the Deed of Trust Trustee for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the property or rights, or any part thereof, so sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Deed of Trust, any Timber Note, any Additional Timber Note, the Line of Credit Agreement or the Indenture, or shall be answerable, in any manner, for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

               (d) The purchase money, proceeds or avails of any sale made under or by virtue of this Article VIII, together with any other sums which then may be held by the Deed of Trust Trustee or the Collateral Agent under this Deed of Trust as part of the Mortgaged Property or the proceeds thereof (whether under the provisions of this Article VIII or otherwise), shall be applied, to the extent permitted by law, as follows:

               First, to pay all unpaid costs and expenses and other amounts owing to the Collateral Agent or the Deed of Trust Trustee under and pursuant to the terms of this Deed of Trust, including, without limitation, costs and expenses of any exercise of the power of sale or any foreclosure sale (excluding amounts payable in respect of indemnification obligations); and

               Second, to pay to the Collateral Agent for deposit in and disbursement from the Payment Account, in accordance with the provisions of Section 7.7 of the Indenture.

               If the proceeds of any realization of or upon the Mortgaged Property pursuant to this Article VIII are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Trustor shall remain liable for any deficiency.

          Section 8.6    Right to Possession.

               (a) If a Trapping Event occurs and is continuing and there exists an Acceleration Event, the Collateral Agent personally, or by its agents, attorneys or a receiver, may do any or all of the following:

                    (i) Enter into and upon all or any part of the Mortgaged Property, and may exclude the Trustor, its agents and servants therefrom; and the Collateral Agent, having and holding the same, may use, operate, manage and control the Mortgaged Property or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers. Upon every such entry, Collateral Agent may, at the expense of the Mortgaged Property or the Trustor, from time to time, either by purchase, repair or construction, maintain and restore the Mortgaged Property or any part thereof, or remediate any environmental problems, and may insure and reinsure the same in such amounts and in such manner as may seem to the Collateral Agent to be advisable. Similarly, from time to time, Collateral Agent may, at the expense of the Mortgaged Property or the Trustor, make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to and on the Mortgaged Property or any part thereof as may seem advisable to Collateral Agent;

                    (ii) Manage and operate the Mortgaged Property or any part thereof and carry on the business thereof and exercise all rights and powers of the Trustor with respect thereto, either in the name of the Trustor or otherwise, as may seem to the Collateral Agent to be advisable;

                    (iii) Collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property or any part thereof, including, without limitation, the Assigned Proceeds.

After deducting the expenses of (i) operating the business of the Mortgaged Property, (ii) all such maintenance, repairs, remediation, renewals, replacements, alterations, additions, betterments and improvements referred to above in this clause (a), (iii) all taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof and (iv) reasonable compensation for the services of Collateral Agent and all attorneys, counsel, agents, clerks, servants and other employees engaged or employed by it, Collateral Agent shall apply the monies arising by reason of any of its actions or activities referred to above in this clause (a) in the order of priorities and amounts set forth in clause "Second" of Section 8.5(d) hereof. All such costs, expenses and liabilities incurred by the Collateral Agent in collecting such rents, income and other Assigned Proceeds, in taking such possession and control of the Mortgaged Property, and in exploring, developing, improving, managing, operating, maintaining, enforcing, protecting or preserving the Mortgaged Property, if not paid out of rents, income and other Assigned Proceeds as herein above provided, shall be payable upon demand, and shall be a part of the Secured Obligations owing by the Trustor.

               (b)  In exercise of the rights and powers granted under this
Section 8.6, the Collateral Agent or its agents may: (i) use against the Trustor or any other persons, such lawful means as they may see fit to enforce the collection of any such rents, income and other Assigned Proceeds, and to secure possession and control of the Mortgaged Property, or any part thereof; (ii) settle or compromise the liability of any Person for such rents, income or other Assigned Proceeds; (iii) institute and prosecute to final conclusion any appropriate actions, in the name of such Person or in the name of the Trustor; and (iv) settle, compromise, abandon or reinstitute any such actions deemed reasonably appropriate by them. In furtherance of the foregoing, and not by way of limitation, the Trustor binds itself to take whatever lawful steps the Collateral Agent may reasonably request for such purposes, including, without limitation, the institution and prosecution of appropriate actions. In connection with any action taken by the Collateral Agent pursuant to this Section 8.6 in good faith and in the absence of gross negligence and willful misconduct, neither the Collateral Agent nor any agent of the Collateral Agent shall be liable for any loss sustained by the Trustor resulting from any failure to collect or enforce collection of any rent, income or other Assigned Proceeds, or from any other act or omission of the Collateral Agent or any such agent. The Collateral Agent or any agent of the Collateral Agent shall not have and nothing in this Section 8.6 shall impose, any duty, obligation or responsibility upon the Collateral Agent or any agent of the Collateral Agent for the improvement, enforcement, operation, protection, preservation, control, care, management, repair or replacement of the Mortgaged Property, or for the discharge or performance of any of the obligations, duties, liabilities, terms and conditions of any lease, permit, license, contract, agreement, instrument, document, Subject Contract, right or interest constituting part of or related to the Mortgaged Property, unless the Collateral Agent or any agent of the Collateral Agent shall have affirmatively undertaken any such obligation, duty or responsibility pursuant to and in exercise of the rights granted to them pursuant to this Section 8.6; or any responsibility or liability for any damage or waste committed on or to the Mortgaged Property by the Collateral Agent or any agent of the Collateral Agent (other than for the gross negligence or for a willful act conducted in bad faith by the Collateral Agent or any agent of the Collateral Agent), or on behalf of the Collateral Agent or any agent of the Collateral Agent by any operators, contractors, bailees, tenants, licensees or invitees or by any other Person, or for any dangerous or defective condition of the Mortgaged Property, or for the improvement, operation, enforcement, protection, preservation, management, upkeep, repair, replacement or control of the Mortgaged Property resulting in any damage to or loss of the Mortgaged Property or in any injury to, death of or any damage or loss suffered by the Trustor.

          Section 8.7 Remedies Cumulative. Each of the rights and remedies set forth in this Deed of Trust, the Timber Notes, any Additional Timber Notes, the Line of Credit Agreement, the Indenture or any other instrument now or hereafter evidencing or securing the Secured Obligations or available at law or in equity shall be cumulative, and concurrent, and, except as prohibited by applicable law, may be pursued jointly or severally against the Trustor or any of the Mortgaged Property, and shall be nonexclusive. Except as prohibited by applicable law, the election to pursue any such right or remedy shall not be deemed a waiver, then or thereafter, to pursue any other such right or remedy that may, at the time of exercise, be available to the party exercising same. Each and every right, power and remedy, whether specifically granted in this Deed of Trust or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by Collateral Agent or the Deed of Trust Trustee, as the case may be, and the exercise of any such right, power, or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.

          Section 8.8 Non-Waiver. The acceptance of payment of any portion of the Secured Obligations after its due date or after the occurrence of an Event of Breach shall not waive (a) any right to require prompt payment when due of all other sums constituting Secured Obligations or to declare an Event of Breach for failure to pay the entire unpaid balance of the Secured Obligations or (b) any right of the Deed of Trust Trustee and the Collateral Agent to proceed with the exercise of the power of sale or the foreclosure sale pursuant to any such notice and acceleration for any unpaid balance of the Secured Obligations. Delay of the Trustee, the Collateral Agent, the Deed of Trust Trustee or any Secured Party in asserting or exercising any right with respect to an Event of Breach or in giving notice with respect to any event or condition that will constitute an Event of Breach after notice and lapse of any grace or cure period without cure shall not waive the right thereafter to assert or exercise any right with respect to such an Event of Breach at any time while it continues or to give notice of any such event or condition while such event or condition continues and to cause an Event of Breach to occur if such event or condition is not cured within any applicable grace or cure period after giving of such notice. Waiver of a right granted to the Trustee, the Collateral Agent, the Deed of Trust Trustee or any of the Secured Parties as to one transaction or occurrence shall not be deemed a waiver of such right as to any other or subsequent transaction or occurrence.

          Section 8.9 Power of Attorney. Without limiting any rights or powers granted by this Deed of Trust to the Collateral Agent or the Deed of Trust Trustee while no Trapping Event has occurred and is continuing, upon the occurrence and during the continuance of any Trapping Event or any Event of Breach, the Collateral Agent and the Deed of Trust Trustee are each hereby appointed the attorney-in-fact of the Trustor for the purpose of carrying out the provisions of this Article VIII and taking any action and executing any instruments that the Collateral Agent or the Deed of Trust Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

          Section 8.10 Voluntary Appearance; Receivers. After the happening, and during the continuance, of (x) any Trapping Event upon notice from the Collateral Agent to the Trustor, (y) any Event of Breach, and (z) immediately upon commencement of (i) any action, suit or other legal proceeding by the Collateral Agent to obtain judgment for any sums required to be paid pursuant to any of the Timber Notes, any Additional Timber Notes, the Line of Credit Agreement, this Deed of Trust or the Indenture, or for judicial foreclosure of this Deed of Trust, or (ii) any action, suit or other legal proceeding by the Deed of Trust Trustee or the Collateral Agent of any other nature in aid of the enforcement of this Deed of Trust, the Timber Notes, any Additional Timber Notes, the Line of Credit Agreement or the Indenture, the Trustor will (1) enter its voluntary appearance in such action, suit or proceeding, and (2) if required by Deed of Trust Trustee or Collateral Agent during the continuance of a Trapping Event or Event of Breach, consent to the appointment of one or more receivers of the Mortgaged Property and of the earnings, revenues, rents, issues, profits and Assigned Proceeds thereof. After the happening of (x) any Trapping Event upon notice from the Collateral Agent to the Trustor,
(y) any Event of Breach, and (z) during its continuance, or upon the commencement or filing of an action or bill in equity to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof, or upon the commencement of any other non-judicial or judicial proceeding to enforce any right of the Deed of Trust Trustee or the Collateral Agent, the Deed of Trust Trustee or the Collateral Agent shall be entitled, as a matter of right, if either of them shall so elect during the continuance of a Trapping Event or an Event of Breach, without notice to any other party and without regard to the adequacy of the security of the Mortgaged Property, forthwith, either before or after declaring any or all of the Secured Obligations to be due and payable, to the appointment of such a receiver or receivers. Any receiver or receivers so appointed shall have such powers as the court making the appointment shall confer, and shall have the right to incur such obligations and to issue such certificates therefor as the court shall authorize.

          Section 8.11 Retention of Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of the Trustor, or any of its property, or of the Mortgaged Property or any part thereof, the Collateral Agent shall be entitled to retain possession and control of all or any part of the Mortgaged Property.

          Section 8.12 Suits by Collateral Agent. All rights of action under this Deed of Trust, the Timber Notes, any Additional Timber Notes the Line of Credit Agreement or the Indenture may be enforced by the Collateral Agent, the Trustee or the Deed of Trust Trustee, as the case may be, without the possession of any instruments secured hereby and without the production thereof or this Deed of Trust, the Indenture, the Line of Credit Agreement, the Timber Notes, or any Additional Timber Notes at any trial or other proceeding relative thereto. Any such suit or proceeding instituted by Collateral Agent or the Deed of Trust Trustee shall be brought in the name of Collateral Agent or the Deed of Trust Trustee, as trustees (subject to the provisions of Article IX hereof), and any recovery of judgment shall be, subject to the rights of Collateral Agent and the Deed of Trust Trustee, for the equal and ratable benefit of the Secured Parties.

          Section 8.13 Waiver of Certain Rights. To the fullest extent not prohibited by applicable law, the Trustor hereby waives its right, at any time, to: (a) insist upon, plead, claim or take any benefit or advantage of any stay, extension or moratorium law, whenever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, (b) claim, take or insist upon any benefit or advantage of any law, now or hereafter in force, providing for valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (c) after any such sale or sales, claim or exercise any right, under any statute heretofore or hereafter enacted by the United States of America, the State of California or otherwise, to redeem the property and rights sold pursuant to such sale or sales or any part thereof. The Trustor hereby expressly waives all benefits and advantages of such laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Collateral Agent or the Deed of Trust Trustee, but will suffer and permit the execution of every power granted hereunder as though no such laws had been made or enacted. The Trustor for itself, and all who may claim through or under it, waives, to the extent that it lawfully may do so, any and all right to have the property comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof or to have the property covered by this Deed of Trust and any other deed of trust, deed to secure debt or mortgage, security agreement or other financing instrument securing the Secured Obligations marshalled upon any foreclosure of any said deeds of trust, deeds to secure debt, mortgages, security agreements or other financing instruments and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Property sold as an entirety. Upon any Event of Breach, the Collateral Agent may proceed directly and at once, without notice, against the Trustor to collect or recover the full amount of the Secured Obligations without first proceeding against any other Person. The Trustor, for itself and all who may claim through or under it, waives, to the extent it lawfully may do so, the giving of any bond or surety by any receiver appointed pursuant to law or this Deed of Trust.

          THE TRUSTOR WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS DEED OF TRUST, THE TIMBER NOTES, ANY ADDITIONAL TIMBER NOTES, THE LINE OF CREDIT AGREEMENT AND THE INDENTURE.

          Section 8.14 Limitation on Indemnities. So long as any amounts are payable in respect of the Timber Notes, any Additional Timber Notes, or the Line of Credit Agreement, any indemnities payable to any Person other than a Noteholder, a Liquidity Provider, the Collateral Agent or the Deed of Trust Trustee under any provision of this Deed of Trust shall be payable solely from Excess Funds or from other assets or funds that are free of the lien of this Deed of Trust; provided that any such indemnification obligation shall survive until such obligation shall be discharged in full and shall accrue interest for the period from and including the date such obligation arises to but excluding the date such obligation is discharged in full at a rate per annum equal to the Collection Account Rate.

                   ARTICLE IX--THE DEED OF TRUST TRUSTEE

          Section 9.1 Certain Rights of the Deed of Trust Trustee. In addition to any rights which the Deed of Trust Trustee may have at law, the Deed of Trust Trustee shall have the following rights:

               (a) the Deed of Trust Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and in accordance with such advice or opinion of counsel; and

               (b) any action taken by the Deed of Trust Trustee or its agents hereunder, including, without limitation, the sale of all or any part of the Mortgaged Property and the opening of any bank accounts as may be required to fulfill any duty hereunder, shall bind the Secured Parties and the signature of the Deed of Trust Trustee or its agent shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Deed of Trust Trustee to so act, or as to compliance with any of the terms and provisions of this Deed of Trust, both of which shall be conclusively evidenced by the action taken by the Deed of Trust Trustee or its agent.

          Notwithstanding any provision in this Section 9.1 or elsewhere in this Deed of Trust, neither the Deed of Trust Trustee, nor any of its employees, attorneys or agents, shall take any action under this Deed of Trust, except upon the direction or with the consent of the Collateral Agent.

          Section 9.2 Compensation and Indemnity. The Trustor covenants and agrees:

               (a) to pay to the Deed of Trust Trustee from time to time reasonable compensation for all services rendered by the Deed of Trust Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

               (b) subject to Section 8.14 hereof, to indemnify, defend, protect and hold the Deed of Trust Trustee harmless from and against, any loss, claim, damage, action, demand, order, cost, liability or expense, including, without limitation, reasonable attorneys' fees, disbursements and expenses, incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder (except any liability incurred by the Deed of Trust Trustee with gross negligence or willful misconduct on its part). The Deed of Trust Trustee shall notify the Trustor promptly of any claim for which it may seek indemnity. The Trustor shall defend the claim and the Deed of Trust Trustee shall cooperate in the defense. The failure of the Deed of Trust Trustee to so notify the Trustor shall not relieve the Trustor of its obligations hereunder. The Trustor need not pay for any settlement made without its written consent.

          Section 9.3 Removal or Substitution of the Deed of Trust Trustee. To the extent permitted by law, but to such extent only, the Deed of Trust Trustee is appointed herein subject to the following terms, namely:

               (a) The Deed of Trust Trustee shall have the right to resign upon the later of (i) 30 days written notice to the Trustor and Collateral Agent, or (ii) the date of appointment of a substitute Deed of Trust Trustee. Collateral Agent, at the later of such 30 days period (if applicable), or the date of appointment of a substitute Deed of Trust Trustee, by an instrument in writing executed by it, may accept the resignation of or remove any Deed of Trust Trustee. Upon the written request of Collateral Agent, the Trustor shall join with Collateral Agent in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to the Deed of Trust Trustee so resigned or removed may be appointed in the manner provided in this Section 9.3.

               (b) Upon the resignation or removal of any Deed of Trust Trustee, Collateral Agent shall have power to appoint and, upon the written request of Collateral Agent, the Trustor shall, for such purpose, join with Collateral Agent in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by Collateral Agent to act as successor Deed of Trust Trustee of all or any part of the Mortgaged Property with such powers as provided for in this Article IX and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section.
If the Trustor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Breach has occurred and is continuing, without any request upon the Trustor, Collateral Agent acting alone shall make such appointment. Should any written instrument from the Trustor be required by any successor Deed of Trust Trustee so appointed for more fully confirming to such successor Deed of Trust Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Trustor.

               (c) Any successor to the Deed of Trust Trustee (hereinafter, in this subsection (c) called the "Successor Deed of Trust Trustee") shall execute, acknowledge and deliver to its predecessor (hereinafter in this subsection (c), called the "Predecessor Deed of Trust Trustee"), Collateral Agent and the Trustor, an instrument accepting such appointment. Thereupon, the Successor Deed of Trust Trustee shall, without any further act, deed or conveyance, become vested with the estates, properties, rights, powers, duties and trusts of the Predecessor Deed of Trust Trustee in the trusts created by this Deed of Trust, with the same effect as if originally named as Deed of Trust Trustee. At the written request of the Trustor, the Collateral Agent or the Successor Deed of Trust Trustee, the Predecessor Deed of Trust Trustee shall execute and deliver an instrument transferring to the Successor Deed of Trust Trustee, upon the trusts herein expressed, the Mortgaged Property and shall duly assign, transfer, deliver and pay over to the Successor Deed of Trust Trustee, any property and money subject to the lien hereof held by it. If any written instrument from the Trustor or Collateral Agent is required by the Successor Deed of Trust Trustee for more fully and certainly vesting in and confirming to the Successor Deed of Trust Trustee such estates, properties, rights, powers and trusts, then, at the request of the Successor Deed of Trust Trustee, all such instruments shall be made, executed, acknowledged and delivered by the Trustor or the Collateral Agent to the Successor Deed of Trust Trustee.

                          ARTICLE X--MISCELLANEOUS

          Section 10.1 Severability. In the event any item, term, or provision contained in this Deed of Trust is in conflict or may be held hereafter to be in conflict with any applicable law, this Deed of Trust shall be affected only as to its application to such item, term or provision and shall, to the fullest extent permitted by applicable law, in all respects remain in full force and effect.

          Section 10.2 Captions. All Article and Section titles or captions contained in this Deed of Trust or in any appendix, schedule or exhibit attached hereto are for convenience only and shall not be deemed a part of this Deed of Trust and shall not modify, restrict or otherwise affect the meaning or interpretation of this Deed of Trust.

          Section 10.3 Service of Notices and Demands. Except as otherwise specifically required by applicable law, any notice, demand, request, authorization, direction, specification, consent, waiver or other document authorized or permitted by this Deed of Trust to be served on or given to the Trustor shall be sufficiently served or given for all purposes if it shall be sent by first class mail to the Trustor addressed to it at the address for the Trustor set forth in the preamble of this Deed of Trust, by telecopy or other means of electronic communication (confirmed in writing by mail simultaneously dispatched) (if by telecopy, to Fax No.
(707) 764-5001, Attention: Scotia Pacific Company LLC), or at such other address (or telecopy or other means of electronic communication) as may have been furnished in writing to the other parties by the Trustor. Any notice, demand, request, authorization, direction, consent, waiver or other document authorized by this Deed of Trust to be served on or given to the Collateral Agent shall be sufficiently served or given for all purposes, if it shall be sent by first class mail to the Collateral Agent addressed to it at the address for the Collateral Agent set forth in the preamble of this Deed of Trust, by telecopy (confirmed in writing by mail simultaneously dispatched) to Fax No. (617) 664-5371 or at such other address (or telex, telecopy, or other electronic communication number, as the case may be) as may have been furnished in writing to the other parties by the Collateral Agent. Any notice, demand, request, authorization, direction, consent, waiver or other document authorized by this Deed of Trust to be served on or given to the Deed of Trust Trustee shall be sufficiently served or given for all purposes, if it shall be sent by first class mail to the Deed of Trust Trustee addressed to it at the address for the Deed of Trust Trustee set forth in the preamble of this Deed of Trust, by telecopy (confirmed in writing by mail simultaneously dispatched) to Fax No. (714) 261-9327, or at such other address (or telex, telecopy, or other electronic communication number, as the case may be) as may have been furnished in writing to the other parties by the Deed of Trust Trustee.

          Any notice or other communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          Any notice or other communication mailed to a Liquidity Provider shall be mailed to the Liquidity Provider at the Liquidity Provider's address as it appears in the Line of Credit Agreement and shall be sufficiently given if so mailed within the time prescribed.

          If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 10.4 Governing Law; Submission to Jurisdiction; Waiver of Objection to Venue.

               (a) This Deed of Trust, including, without limitation, the enforcement hereof and the validity and priority of the lien created hereby, shall be governed by the internal laws of the State of California, without regard to its conflict of laws principles.

               (b) The Trustor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Deed of Trust or the transactions contemplated hereby. The Trustor hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          Section 10.5 Effect of Other Security, Releases. The Trustor agrees that no other security, now existing or hereafter taken, for the Secured Obligations shall be impaired or affected in any manner by the execution hereof; no security subsequently taken by any holder of the Secured Obligations shall impair or affect in any manner the security given by this Deed of Trust; all security for the payment of the Secured Obligations shall be taken, considered and held as cumulative; and the taking of additional security shall at no time release or impair any security by endorsement or otherwise previously given. The Trustor further agrees that any part of the security herein described may be released without in any way altering, varying, or diminishing the force, effect, or lien of this Deed of Trust, or of any renewal or extension of said lien, and that this Deed of Trust shall continue as a first lien, assignment and security interest on all the Mortgaged Property not expressly released pursuant to the terms hereof until all Secured Obligations are fully discharged and paid.

          Section 10.6 No Election of Remedies. The filing of a suit to foreclose any lien, assignment, or security interest under this Deed of Trust either on any matured portions of the Secured Obligations or for all Secured Obligations shall never be considered an election so as to preclude foreclosure under any power of sale herein contained after dismissal of the suit.

          Section 10.7 Binding Effect; Collateral Agent. The terms, provisions, covenants and conditions hereof shall be binding upon the Trustor and the Trustor's successors and assigns and shall inure to the benefit of the Collateral Agent and its permitted successors and assigns pursuant to the Indenture. Neither the Trustor nor the Collateral Agent shall assign any of its respective rights or obligations hereunder except as expressly permitted hereby or by the Indenture. The Collateral Agent and the Trustee shall at all times be one and the same Person and shall comply with and be bound by all terms of and provisions of the Indenture applicable thereto, including, without limitation, Article 9 of the Indenture.

          Section 10.8   Amendments.

               (a) The Collateral Agent and the Trustor may amend, supplement or otherwise modify this Deed of Trust without notice to or consent of any Noteholder or Liquidity Provider:

               (1) to cure any ambiguity, omission, defect or internal inconsistency;

               (2) to add to the covenants of the Trustor for the benefit of the Collateral Agent or the Secured Parties or to surrender any right or power herein conferred upon the Trustor; or

               (3) to make any change that does not adversely affect the rights of any Noteholders or any Liquidity Provider.

               After an amendment, supplement or other modification under this Section becomes effective, the Trustor shall mail to Noteholders and the Liquidity Providers a notice briefly describing such amendment, supplement, or other modification. The failure to give such notice to all Noteholders and the Liquidity Providers, or any defect therein, shall not impair or affect the validity of an amendment, supplement or other modification under this Section 10.8.

               (b) The Collateral Agent and the Trustor may amend, supplement or otherwise modify any provision of this Deed of Trust without notice to any Noteholder or any Liquidity Provider, but with (A) written consent of the Majority Secured Parties and Rating Agency Confirmation, or
(B) written consent of the Supermajority Holders (after prior notice of the Rating Agency Evaluation) and Rating Agency Evaluation. Subject to Sections 7.13 and 7.17 of the Indenture, the Majority Secured Parties may waive compliance with any provisions of this Deed of Trust without notice to any Noteholder. However, without the consent of each Noteholder affected, an amendment, supplement, waiver or other modification may not:

               (1) reduce the amount of Timber Notes whose Noteholders must consent to an amendment, supplement, waiver or other modification; or

               (2)  make any change in this Section 10.8.

               It shall not be necessary for the consent of the Noteholders or Liquidity Providers under this Section 10.8 to approve the particular form of any proposed amendment, supplement, waiver or other modification, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement, waiver or other modification under this Section 10.8 becomes effective, the Trustor shall mail to Noteholders and the Liquidity Providers a notice briefly describing such amendment, supplement, waiver or other modification. The failure to give such notice to all Noteholders and the Liquidity Providers, or any defect therein, shall not impair or affect the validity of an amendment, supplement, waiver or other modification under this Section 10.8. Any amendment, supplement, waiver or other modification shall be binding upon all subsequent transferees of the Timber Notes and any replacement Liquidity Provider.

               (c) A consent to an amendment, supplement or other modification or a waiver by a Noteholder shall bind the Noteholder and every subsequent holder of that Timber Note or portion of the Timber Note that evidences the same debt as the consenting Noteholder's Timber Note, even if notation of the consent or waiver is not made on the Timber Note. Consent to any amendment, supplement or other modification or a waiver by a Noteholder shall be irrevocable once given. After an amendment, supplement, waiver or other modification becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (l) or (2) of Section 10.8. In that case, the amendment, supplement, waiver or other modification shall bind each Noteholder who has consented to it and every subsequent Noteholder of a Timber Note or a portion of a Timber Note that evidences the same debt as the consenting Noteholder's Timber Note.

               (d) A consent to an amendment, supplement or other modification or a waiver by a Liquidity Provider shall bind the Liquidity Provider and every subsequent provider of a Commitment in respect of the Line of Credit Agreement or successor to that portion of the Line of Credit Agreement that evidences the same debt as held by the consenting Liquidity Provider, even if notation of the consent or waiver is not made on the relevant instrument. Consent to any amendment, supplement or other modification or a waiver by a Liquidity Provider shall be irrevocable once given. After an amendment, supplement, waiver or other modification becomes effective, it shall bind every Liquidity Provider.

               The Trustor shall (or, if Definitive Notes have not been issued, may, but shall not be obligated to) fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any action described above. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to take any such action, whether or not such persons continue to be Noteholders after such record date.

               (e) The Collateral Agent shall sign any amendment, supplement or other modification authorized pursuant to this Section 10.8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Collateral Agent. If it does, the Collateral Agent may, but need not sign it. In signing such amendment the Collateral Agent shall be entitled to receive, and, subject to Section 9.1 of the Indenture, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Deed of Trust.

          Section 10.9   General Provisions as to Certificates and
Opinions.

               (a) As evidence of compliance with any condition precedent or covenant provided for in this Deed of Trust that relates to the release of property subject to the lien of this Deed of Trust, to the addition of property to be subject to the lien of this Deed of Trust, to the satisfaction of the Secured Obligations and reconveyance of this Deed of Trust or to any other action to be taken by the Collateral Agent upon application, request or order of the Trustor, the Trustor will furnish to the Collateral Agent:

                    (i) an Officer's Certificate of the Trustor stating that, in the opinion of the signers, all such conditions precedent and covenants (as the case may be) relating to the proposed action have been complied with (or will have been complied with upon the execution and delivery of designated instruments); and

                    (ii) an Opinion of Counsel stating that in such counsel's opinion, as to legal matters, all such conditions precedent and covenants (as the case may be) have been complied with (or will have been complied with upon the execution and delivery of designated instruments);

except that in the case of any application or request as to which the furnishing of such documents is specifically required by any provisions of this Deed of Trust or the Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

               (b) Each Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Deed of Trust shall include:

                    (i)  a statement that the Person making such
          Certificate or rendering such Opinion of Counsel has read such condition or covenant;

                    (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion of Counsel are based;

                    (iii) a statement that in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion whether such condition or covenant has been complied with; and

                    (iv) a statement whether, in the opinion of such Person such condition or covenant has been complied with.

               (c) Unless otherwise expressly provided herein, any application, request, order, certified resolution, Certificate, notice, statement or other instrument of the Trustor or of any other Person required or permitted to be filed with the Collateral Agent or to be made or given under this Deed of Trust shall be dated and shall state the provision or provisions of this Deed of Trust pursuant to which it is filed, made or given and shall be signed by a Responsible Officer of the Person taking such action.

               (d) Any counsel giving an Opinion of Counsel that an instrument conforms to the requirements of this Deed of Trust, or with respect to any similar matter, may state that such counsel is not passing upon the truth, accuracy or good faith of the facts or opinions stated in any application request, order, certified resolution, Officer's Certificate, appraiser's Certificate, notice, statement or other instrument required to be delivered to the Collateral Agent signed by any person other than such counsel.

               (e) Any Officer's Certificate of the Trustor or Certificate of an appraiser, forester or other expert may be based, insofar as the matters therein are of a legal nature, upon an Opinion of Counsel, unless such officer, appraiser, forester or other expert knows that such Opinion of Counsel is, or any of the facts upon which such Opinion of Counsel is based is, erroneous.

               (f) Any Opinion of Counsel may be based, insofar as it relates to factual matters or information in possession of the Trustor or the Services Provider, upon an Officer's Certificate or representations of a Responsible Officer of the Trustor or the Services Provider, unless such counsel knows that such Officers' Certificate or representations are erroneous.

               (g) Any Opinion of Counsel may be based, insofar as it relates to appraisal matters, upon an appraiser's Certificate, unless such counsel knows that the appraiser's Certificate is erroneous.

               (h) Any Opinion of Counsel may be based on the written opinion of other counsel reasonably satisfactory to the Collateral Agent, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion addressed to the Collateral Agent.

          Section 10.10 Certificates and Opinions as Conditions Precedent. Whenever it is provided in this Deed of Trust that the Trustor shall deliver any application, certified resolution, Certificate, Opinion of Counsel or other instrument, the truth and accuracy at the time of the granting of such application or at the effective date of such certified resolution, Certificate, Opinion of Counsel or other instrument, as the case may be, of the material facts and opinions stated therein shall, except as otherwise provided herein, be conditions precedent to the effectiveness thereof, and whenever the delivery of any such document is a condition precedent to the taking of any action by the Collateral Agent hereunder, the truth and accuracy of the material facts and opinions stated in any such document shall, except as otherwise provided herein, be conditions precedent to the right of the Trustor to have such action taken; provided that subject to Sections 9.1 and 9.2 of the Indenture (a) the Collateral Agent shall be fully protected in relying thereon and (b) if any opinion expressed in any appraiser's Certificate or Opinion of Counsel shall prove to have been untrue or inaccurate, the effectiveness of any action taken or omitted to be taken in reliance thereon shall not be affected so long as such opinion was expressed in good faith.

          Section 10.11 Recordation. Any supplemental deed of trust or other instrument delivered to the Collateral Agent pursuant to this Deed of Trust to effect the release from, or subjection to, the lien of this Deed of Trust of any property shall be executed in a form sufficient for recordation or filing in the real estate records and other appropriate records of each jurisdiction in which the filing of such supplemental deed of trust or instrument is to be made.

          Section 10.12 Partial Releases. No release from the lien or encumbrance of this Deed of Trust of any part of the Mortgaged Property by Collateral Agent or Deed of Trust Trustee shall in any way alter, vary or diminish the force or effect of this Deed of Trust on the balance of the Mortgaged Property or the priority of the lien of this Deed of Trust on the balance of the Mortgaged Property.

          Section 10.13 Counterpart Execution. This Deed of Trust may be executed in multiple original counterparts. Each such counterpart shall be deemed an original for all purposes, and all such counterparts together shall evidence and constitute one and the same instrument.

          Section 10.14 Limitations on Bankruptcy Petition Against the Trustor. The Collateral Agent and the Deed of Trust Trustee hereby covenant and agree that, prior to the date which is one year and one day after the last to occur of (a) payment in full of all outstanding Timber Notes and (b) payment in full of all amounts due under the Line of Credit Agreement, it will not institute against, or join any other Persons in instituting against, the Trustor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any Bankruptcy Law, unless the consent of the Majority Secured Parties to the taking of such action is obtained.

          Section 10.15 Attorneys' Fees. If the Secured Obligations are not paid when due or if any Event of Breach occurs, the Trustor shall pay all costs of enforcement and collection, including but not limited to, reasonable attorneys' fees, costs and disbursements, whether or not such enforcement and collection includes the filing of a lawsuit.

          Section 10.16 Entire Agreement. This Deed of Trust, together with the other Operative Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.

          Section 10.17  When Timber Notes Disregarded.  The provisions of
Section 12.6 of the Indenture and the definition of the term "outstanding" shall govern for purposes of determining whether Holders of the required principal amount of Timber Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver under or in connection with this Deed of Trust.

          Section 10.18 No Recourse Against Others. No director, officer, employee, stockholder, or member, in their capacity as such of the Trustor or the Collateral Agent shall have any personal liability for any obligations of the Trustor or the Collateral Agent under this Deed of Trust or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that this Section 10.18 is not intended to limit in any way Pacific Lumber's obligations under any Operative Document. By accepting a Timber Note, each Noteholder shall waive and release all such liability. By executing the Line of Credit Agreement, the Liquidity Providers shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Timber Notes, any Additional Timber Notes and the Line of Credit.

          Section 10.19 Benefits of Deed of Trust. Nothing in this Deed of Trust, the Timber Notes, any Additional Timber Notes or the Line of Credit Agreement express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Noteholders, the Liquidity Providers and any Person entitled to indemnification hereunder, any benefit or any legal or equitable right, remedy or claim under this Deed of Trust.

          Section 10.20 Indenture. Notwithstanding anything to the contrary contained herein, with respect to any terms or provisions of the Indenture which are or may be applicable to the Mortgaged Property, to the extent such terms or provisions are inconsistent with or conflict with the terms and provisions of this Deed of Trust, the terms and conditions of the Indenture shall control.

     IN WITNESS WHEREOF, the Trustor has caused this Deed of Trust to be duly executed on its behalf by its authorized officer, effective on the date first above written, on the date set forth in the applicable acknowledgment hereto.

                                        SCOTIA PACIFIC COMPANY LLC,
                                        a Delaware limited liability
                                             company
                                        as Trustor


                                        By:      /S/ GARY L. CLARK
                                                   Gary L. Clark
                                             Vice President, Finance &
                                                   Administration



STATE OF CALIFORNIA      )
                         )
COUNTY OF HUMBOLDT       )


     On July 17, 1998, before me Susan Pryor-Colby, a Notary Public for the State of California, personally appeared Gary L. Clark, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



     Signature: /s/ Susan Pryor-Colby             (Seal)

                                 SCHEDULE A
                              TO DEED OF TRUST

                                DEFINITIONS

          An "Acceleration Event" will be deemed to exist at any time when the Timber Notes have been accelerated and such acceleration has not been rescinded.

          "Accounts" has the meaning given to such term in Section 5.1(a) of the Indenture.

          "Additional Liquidity Provider Fees" means any commitment fee, agent's fee or similar fee payable to the Liquidity Providers or to any agent for the Liquidity Providers under the Line of Credit Agreement to the extent, but only to the extent, that the amount or rate of such fee is in excess of the amount that would be payable therefor under the terms of the Bank of America Credit Agreement as in effect on the Closing Date.

          "Additional Timber Notes" means notes issued pursuant to a Supplemental Indenture pursuant to Section 2.14 of the Indenture.

          "Additional Timber Properties" means (a) any timber rights or timberlands located in the State of California which are purchased by the Trustor subsequent to the Closing Date and subjected to the Lien of the Deed of Trust in connection with the release of funds from the Prefunding Account pursuant to Section 5.10 of the Indenture and (b) the Elk River Timberlands, if and when the Elk River Timberlands become subject to this Deed of Trust.

          "Advance" means any Interest Advance and any Termination Advance, which may be a borrowing, draw or other cash receipt obtained by the Trustor or the Collateral Agent or behalf of the Trustor from the Liquidity Providers under the Line of Credit Agreement. The term "borrow" when used with respect to any Advance means to obtain such Advance under the Line of Credit Agreement and the term "borrowing" has a like meaning.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition of "Affiliate," "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement Not to Cut" means any agreement by the Trustor to limit or refrain from cutting, harvesting, severing or selling any Company Timber in exchange for a monetary payment to the Trustor.

          "Alternate Property" means timberlands (a) containing at least the Mbfe of timber as the Headwaters Acquisition Property, (b) having a fair value at least equal to the Headwaters Acquisition Property, (c) having expected operating costs not materially greater than the Headwaters Acquisition Property, and (d) having sufficient access or access rights to enable harvesting operations to be conducted thereon, all of which matters shall be reflected in an Officer's Certificate.

          "Assigned Proceeds Obligor" means any Person (a) owing any Assigned Proceeds, (b) having in its possession any Assigned Proceeds, or
(c) obligated to pay, perform or deliver any Assigned Proceeds.

          "Bank of America" means Bank of America, National Trust and Savings Association.

          "Bank of America Credit Agreement" means the Credit Agreement, dated July 20, 1998, among the Trustor, Bank of America National Trust and Savings Association, as agent, and the other financial institutions parties thereto, as such credit agreement may from time to time be extended, amended, modified, supplemented or amended and restated in accordance with the provisions of Section 11.3 of the Indenture.

          "Bankruptcy Law" means any Federal or State bankruptcy, insolvency, reorganization or similar law for the relief of debtors from time to time in effect.

          "Bankrupt or Insolvent" or "Bankruptcy or Insolvency" shall have occurred or exist with respect to any Person if:

               (a) such Person shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property under any Bankruptcy Law, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, (iv) file a petition seeking to take advantage of any other Bankruptcy Law, or (v) acquiesce in writing to any petition filed against it in an involuntary case under the Federal Bankruptcy Code;

               (b) a proceeding or case shall be commenced, without the application or consent of such Person, in any court of competent jurisdiction, seeking under any Bankruptcy Law (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of its assets or (iii) similar relief in respect of such Person under any Bankruptcy Law, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing (other than an order referred to in clause (c) below) shall be entered and continue unstayed and in effect, for a period of 60 or more consecutive days; or

               (c) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the Borough of Manhattan, the City of New York, New York, in San Francisco, California or in the Commonwealth of Massachusetts, are authorized or required by law or executive order to close.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as the same may be in effect from time to time, any successor statute, and the rules and regulations thereunder.

          "Certificate" means a certificate conforming to the requirements of Section 12.5 of the Indenture and Section 10.9 of this Deed of Trust.

          "Class" means any of (i) the Class A-1 Timber Notes, (ii) the Class A-2 Timber Notes, (iii) the Class A-3 Timber Notes or (iv) any class of Additional Timber Notes.

          "Class A-1 Timber Notes" means the Class of Timber Notes issued pursuant to the Indenture and designated as the Scotia Pacific Company LLC 6.55% Class A-1 Timber Collateralized Notes.

          "Class A-2 Timber Notes" means the Class of Timber Notes issued pursuant to the Indenture and designated as the Scotia Pacific Company LLC 7.11% Class A-2 Timber Collateralized Notes.

          "Class A-3 Timber Notes" means the Class of Timber Notes issued pursuant to the Indenture and designated as the Scotia Pacific Company LLC 7.71% Class A-3 Timber Collateralized Notes.

          "Closing Date" means the date on which the Timber Notes are issued pursuant to the Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral Agent" means State Street Bank and Trust Company, in its capacity as collateral agent for the Holders of the Timber Notes and the Liquidity Providers pursuant to this Deed of Trust and the Indenture, together with its successors in such capacity.

          "Collateral Agent Expenses" means any expenses or damages of or compensation owing to the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent) incurred with respect to the enforcement or administration of this Deed of Trust or owing to the Collateral Agent as part of the Secured Obligations.

          "Collateral Mortgaged Property" means and includes all Mortgaged Property (including both those now and hereafter existing), to which
Article 9 of the Uniform Commercial Code may now or hereafter apply, including, but not limited to, personal property (tangible and intangible), fixtures, goods, documents, instruments, general intangibles, chattel paper, accounts, deposit accounts, products and proceeds, and further including, without limitation, Harvested Timber, Company Timber to be cut pursuant to a Purchase Agreement, the Assigned Proceeds, the Data Processing Equipment, the Data Processing Information, the Subject Contracts and the Accounts.

          "Collection Account" means the Collection Account established pursuant to Section 5.1(a) of the Indenture.

          "Collection Account Disbursement" has the meaning given to such term in Section 5.3(b) of the Indenture.

          "Collection Account Disbursement Funds" has the meaning given to such term in Section 5.3(b) of the Indenture.

          "Collection Account Rate" means, for any date as a rate per annum equal to the rate per annum (determined as of a date not more than three Business Days prior to such date) for the offering to leading banks in the London interbank market of Dollar deposits having a term of 30 days and in an amount comparable to the amount to which such rate is applied.

          "Commitment" means, at any time, the maximum principal or face amount of the Advances, whether or not outstanding, that a Liquidity Provider is required to make under the Line of Credit Agreement at such time, as such amount may be varied or adjusted from time to time. "Commitments" means, at any time, the aggregate amount of the Commitments of all Liquidity Providers at such time.

          "Company Owned Timberlands" means:

               (a) the parcels of land described in (i) Exhibit A to this Deed of Trust and (ii) any amendment to this Deed of Trust with respect to the addition of Substitute Timber Property or Additional Timber Properties, together with the entire right, title and interest of the Trustor in and to such parcels of land, subject to Permitted Encumbrances, together with (a) all right, title and interest of the Trustor in and to all buildings, structures and other improvements now standing, or at any time hereafter constructed or placed, upon such land, including, without limitation, all right in and to all equipment and fixtures of every kind and nature on such land or in any such buildings, structures or other improvements (such buildings, structures, other improvements, equipment and fixtures being herein collectively called the "Improvements"), (b) all right, title and interest of the Trustor in and to all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances in and to such land belonging or in any way appertaining thereto, including without limitation, all right, title and interest of the Trustor in, to and under any streets, ways, alleys, vaults, gores or strips of land adjoining such land and (c) all claims or demands of the Trustor, in law or in equity, in possession or expectancy of, in and to such land together with all rents, income, revenues, issues and profits from and in respect of the property described above in this paragraph (a) and the present and continuing right to make claim for, collect, receive and receipt for the same as hereinafter provided. It is the intention of the Trustor that, so far as may be permitted by law, all of the foregoing, whether now owned or hereafter acquired by the Trustor, affixed, attached or annexed to such land shall be and remain or become and constitute a part of the Mortgaged Property and the security covered by and subject to the Lien of the Deed of Trust;

               (b) all right, title and interest of the Trustor in and to
     (i) all extensions, improvements, betterments, renewals, substitutes and replacements of and on the property described in the foregoing clause (a) and (ii) all additions and appurtenances thereto not presently leased to or owned by the Trustor and hereafter leased to, acquired by or released to the Trustor or, constructed, assembled or placed upon the Company Owned Timberlands immediately upon such leasing, acquisition, release, construction, assembling or placement, and without any further grant or other act by the Trustor (including, without limitation, all lands added by lot line adjustment to any existing legal parcel constituting part of the Company Owned Timberlands); and

               (c) all the estate, right, title and interest of the Trustor, in and to all contract rights, actions and rights in action, relating to the property described in clause (a), including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to such property.

          Notwithstanding the foregoing, Company Owned Timberlands shall not include any Pacific Lumber Timber.

          "Company Timber" means (i) all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Company Timber Property (other than the Pacific Lumber Timber Rights Property), or any part or parcel thereof, and all additions, substitutions and replacements thereof (including timber to be cut pursuant to a Purchase Agreement) and (ii) any and all Harvested Timber.

          "Company Timber Property" means the Company Owned Timberlands and the Company Timber Rights Property.

          "Company Timber Rights" means (i) the timber rights of the Trustor in respect of the Company Timber Rights Property referred to in clause (i) of the definition of such term, including, without limitation, the ownership of, and (subject to compliance with applicable law) the right in perpetuity (or in the case of Company Timber Rights in respect of not more than 200 acres of timberlands, the right expiring not earlier than November 1, 2027) to harvest, all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of such Company Timber Rights Property or any part or parcel thereof and (ii) any timber rights which are (A) purchased by the Trustor subsequent to the Closing Date with funds from the Prefunding Account, (B) in perpetuity or expire no earlier than December 31, 2048 and
(C) described in an amendment to this Deed of Trust.

          "Company Timber Rights Property" means (i) those portions of the timberlands owned by Pacific Lumber, Salmon Creek or an unrelated third party on the date hereof which are subject to the Company Timber Rights and are described with particularity in the Pacific Lumber Timber Deeds and, as to a portion of such lands, in certain maps referenced in the Pacific Lumber Timber Deeds and held by an escrow agent pursuant to an Escrow Agreement by and among the Trustor, Pacific Lumber, Salmon Creek and such escrow agent, dated as of the Closing Date, and (ii) any timberlands that are subject to timber rights referred to in clause (ii) of the definition of Company Timber Rights.

          "Conveyance Documents" means (i) the Grant Deed dated March 18, 1993 from Pacific Lumber, as grantor, to Scotia Pacific Holding Company, a Delaware corporation ("Scotia Pacific"), as grantee, conveying certain of the Company Owned Timberlands to Scotia Pacific and reserving in Pacific Lumber certain timber rights (the "First Pacific Lumber Grant Deed"), (ii) the Grant Deed dated on or prior to the Closing Date from Pacific Lumber, as grantor, to the Trustor, as grantee, conveying certain Company Owned Timberlands to the Trustor (the "Second Pacific Lumber Grant Deed"), (iii) the Quitclaim Deed dated on or prior to the Closing Date from Pacific Lumber to the Trustor conveying to the Trustor all of Pacific Lumber's interest in certain of the timber rights previously reserved by Pacific Lumber in the First Pacific Lumber Grant Deed (the "Pacific Lumber Quitclaim Deed"), (iv) three Grant Deeds, each dated on or prior to the Closing Date, from Pacific Lumber, as grantor, to the Trustor, as grantee, conveying the Company Timber Rights to the Trustor (the "Pacific Lumber Timber Deeds"), (v) the Bill of Sale and General Assignment dated as of March 23, 1993 transferring from Pacific Lumber certain of the Data Processing Information and other personal property to Scotia Pacific (the "Bill of Sale"), (vi) the Bill of Sale and General Assignment dated as of the Closing Date transferring certain Data Processing Information and other personal property with respect to certain Company Owned Timberlands and the Company Timber Rights to the Trustor (the "New Bill of Sale"), (vii) the New Environmental Indemnification Agreement, (viii) the New Reciprocal Rights Agreement, and (ix) the Transfer Agreement dated as of the Closing Date (the "New Transfer Agreement") among the Trustor, Pacific Lumber and Salmon Creek.

          "Counsel" means legal counsel reasonably satisfactory to the Trustee. Such legal counsel may be an employee, officer, manager or director of the Trustor, Pacific Lumber or an Affiliate of either of them, unless otherwise indicated.

          "Covenant defeasance" shall have the meaning set forth in Section
8.3 of the Indenture.

          "Data Processing Equipment" means all hardware, software, or other data processing systems or equipment, whether now owned or hereafter acquired by the Trustor, and wherever located.

          "Data Processing Information" means all information, programs, know-how, methods or methodology relating to the management of the Company Timber Property, the harvesting, severing or cutting of Company Timber, and the preparation of applications for Timber Harvesting Plans, including, without limitation, all such information, programs, know-how, methods or methodology relating to the GIS.

          "Definitive Note" means a Timber Note issued in certified form.

          "De Minimis Receipts" means payments received by the Trustor in an aggregate amount not greater than $50,000 at any one time that would otherwise be required to be deposited in the Collection Account and which the Trustor has deposited into another bank account.

          "Default" means any occurrence or condition that, with notice or the lapse of time, or both, would become an Event of Default.

          "Default Interest" means the interest accruing at the Default Rate on any amount of Regular Interest on any Class of Timber Notes that was not paid when such amount became due and payable.

          "Default Rate" means the applicable Note Rate plus 2.00% per annum.

          "Disposal Site" means any site, facility or location to which any Hazardous Materials from or attributable to the Company Owned Timberlands have been transported for treatment, disposal, storage or deposit.

          "Dollars" and "$" means lawful money of the United States of America.

          "Downgrade Advance" has the meaning set forth in Section 11.2(c) of the Indenture.

          "Elk River Timberlands" means, in the event the Headwaters Acquisition Property is acquired by an Affiliate of the Trustor upon the consummation of the Headwaters Agreement (as such term is defined in the Offering Memorandum), (a) such Headwaters Acquisition property, or (b) the Alternate Property, either (a) or (b) of which will be transferred to the Trustor within 180 days after consummation of the Headwaters Agreement and made subject to the Lien of the Deed of Trust promptly after the acquisition thereof by the Trustor.

          "Environmental Laws" means all federal, state or local statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the environment or hazardous or similar substances (including, without limitation, CERCLA and similar state laws), whether now or hereafter enacted or imposed by any Governmental Authority.

          "Escrow Holder" means U.S. Bank of California, a California State Chartered bank.

          "Excess Funds" has the meaning given to such term in Section 5.3(c)(x) of the Indenture.

          "General Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts of any Governmental Authority, now and hereafter existing at any time or times, other than Environmental Laws and Tax Laws.

          "Financial Asset" means "financial asset" as defined in Section 8-102 (a)(9) of the Uniform Commercial Code.

          "GIS" means the geographical information system of the Trustor, including any Data Processing Equipment and/or Data Processing Information which is a part of such system, and any updates, upgrades or modifications thereto developed by Pacific Lumber or the Trustor.

          "Governmental Authority" means (a) the United States of America,
(b) any State, commonwealth, county, parish, municipality, territory, possession or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America and (c) any Tribunal.

          "Harvested Timber" means all trees, timber and crops which have been severed, cut or harvested from the Company Timber Property (other than the Pacific Lumber Timber Rights Property), or any parcel thereof, and with respect to which title has not yet passed to a third party purchaser in compliance with the terms of the Indenture.

          "Hazardous Materials" means (a) any "hazardous waste," "hazardous substance," "hazardous material," "hazardous constituent," "toxic chemical," "toxic substance," "acutely toxic substance," "pollutant" or "contaminant," or any other formulation intended to define, list or classify substances by reason of hazardous, dangerous, toxic or other deleterious properties, such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity," as defined in any Environmental Law (including, without limitation, asbestos, polychlorinated biphenyls, oil, petroleum, petroleum-related or petroleum-derived products, natural gas, natural gas liquids, liquified natural gas or synthetic natural gas), or any similar substances, (b) any substance the presence of which on any property included in the Company Owned Timberlands is prohibited by any Environmental Law, (c) any underground storage tanks, (d) any flammable substances or explosives or any radioactive materials and (e) any other substances subject to any rules or regulations (including, without limitation, any notice requirements or special handling requirements) of any Governmental Authority under any Environmental Law.

          "Hazardous Materials Contamination" means the contamination (whether now existing or hereafter occurring) of any improvements, facilities, soil, groundwater, air or other elements on or of any property included in the Company Owned Timberlands or the contamination of any improvements, facilities, soil, groundwater, air or other elements on or of any lands as a result of Hazardous Materials at any time (before or after date of this Deed of Trust) emanating from any Company Owned Timberlands.

          "Headwaters Acquisition Property" means, of the approximately 7,700 acres of timberlands expected to be acquired by an Affiliate of the Trustor upon the consummation of the Headwaters Agreement, that portion of such timberlands, if any, actually so acquired by an Affiliate of the Trustor upon the consummation of the Headwaters Agreement.

          "Holder" means the Person in whose name a Timber Note or an Additional Timber Note is registered on the Register or on any similar register for any Additional Timber Notes, as the case may be.

          "Incidental Waste Disposal" means log yard debris which is and has been disposed of in accordance with standard industry practices and spills of minor quantities of motor oil and other petroleum products from motor vehicles and equipment used in the ordinary course of Company Timber harvesting and related operations, none of which, individually or in the aggregate, would have a Material Adverse Effect.

          "Indenture" means the Indenture between the Trustor and the Trustee, pursuant to which the Timber Notes have been issued, as the same may be amended, modified or supplemented.

          "Interest Advance" has the meaning set forth in Section 11.2(a) of the Indenture.

          "Lien" means any deed of trust, security interest, assignment, pledge, hypothecation, charge or other encumbrance.

          "Lien of the Deed of Trust" means the lien, assignment and security interest created or granted, or renewed, extended and continued in force and effect, by this Deed of Trust (including after-acquired property provisions of this Deed of Trust), or created by any subsequent conveyance under this Deed of Trust or supplement to this Deed of Trust in favor of the Collateral Agent (whether made by the Trustor or any other Person), or otherwise created, effectively constituting any property a part of the security and Mortgaged Property held by the Collateral Agent for the benefit of the Secured Parties.

          "Line of Credit Agreement" means a credit facility, including a line of credit, revolving loan agreement, letter of credit facility or any similar financing facility, of the Trustor in effect from time to time with one or more Liquidity Providers each of whom, as of the date such credit facility is first entered into, or, if later with respect to any Liquidity Provider, as of the date it first becomes party thereto, has the Required Liquidity Provider Rating, pursuant to which the Trustor or the Collateral Agent on behalf of the Trustor may obtain Interest Advances or a Termination Advance from the Liquidity Providers thereunder, as such credit facility may from time to time be extended, amended, modified, supplemented or amended and restated in accordance with the provisions of Section 11.3 of the Indenture; provided, however, that such credit facility is either
(I) the Bank of America Credit Agreement or (II) a replacement for a then existing Line of Credit Agreement entered into in compliance with Section
11.4 of the Indenture. As of the Closing Date, the Line of Credit Agreement is the Bank of America Credit Agreement.

          "Liquidity Provider" means any financial institution that is at the relevant time a party to the Line of Credit Agreement and has a Commitment thereunder or has Advances outstanding thereunder.

          "Liquidity Providers' Expenses" mean, as of any date, all amounts then due from the Trustor under the Line of Credit Agreement, other than interest (including any Supplemental Liquidity Provider Interest) and principal and other than any Additional Liquidity Provider Fees; provided, however, that indemnification obligations under the Line of Credit Agreement shall not be deemed to be Liquidity Providers' Expenses (but shall be deemed to be obligations for interest and principal on Advances) to the extent that such indemnification obligations include, or represent compensation for or damages constituting, the principal of and interest on Advances.

          "Lump Sum Sale" means, with respect to any sale of Company Timber, any agreement or arrangement pursuant to which the Trustor receives full cash payment in advance for the purchase price for a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or contained on one or more parcels of land), and is required to provide, subsequent to the date of such payment, the quantity of timber provided therein (or covered by such Timber Harvesting Plans or contained on such parcels).

          "Majority Holders" at any date means, subject to Section 7.13 of the Indenture, the Holders of a majority in aggregate outstanding principal amount of Timber Notes and any Additional Timber Notes of all Classes at such date.

          "Majority Secured Parties" means the holders of a majority in aggregate outstanding principal amount of Advances under the Line of Credit Agreement, the Timber Notes and any Additional Timber Notes.

          "Material Adverse Effect" means any material adverse effect on
(a) the Mortgaged Property or the operation, use or value thereof, (b) the ability of the Trustor to perform and observe in all material respects its covenants and obligations under this Deed of Trust, the Indenture or any of the other Operative Documents, (c) the condition (financial or otherwise), results of operations, business or business prospects of the Trustor or (d) the rights or remedies of the Trustee or any Noteholder under the Indenture or of this Deed of Trust Trustee or the Collateral Agent under this Deed of Trust.

          "Mbfe" means, with respect to (i) old growth redwood, one Mbfe for each one thousand board feet, net Scribner scale, of Company Timber,
(ii) old growth Douglas-fir, 0.723757 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber, (iii) young growth redwood,
0.751381 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber, (iv) young growth Douglas-fir, 0.488950 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber and (v) each other species or category of Company Timber other than hardwoods (i.e., trees which are not conifers), 0.309392 Mbfe for each one thousand feet, net Scribner scale, of Company Timber.

          "Monthly Calculation Date" means the last day of each calendar month.

          "Monthly Deposit Date", with respect to any Monthly Calculation Date, means (a) the 20th day of the calendar month following such Monthly Calculation Date or (b) if such day is not a Business Day, the Business Day immediately succeeding such day (provided, however, that all calculations as of such Monthly Deposit Date shall be computed as of the date that would have been a Monthly Deposit Date if such date were a Business Day).

          "Mortgaged Property" means all of the rights, titles, interests and estates now owned or hereafter acquired by the Trustor in, to and under, each of the following:

          i.        the Company Owned Timberlands;

          ii.       the Company Timber Rights;

          iii.      all Company Timber;

          iv. the Accounts, all funds, investments, securities and Financial Assets from time to time held in or credited to any Account, all Security Entitlements with Respect to any Account and all interests, profits, Proceeds, or other income derived from such funds, investments, securities, Financial Assets and Security Entitlements and all the Trustor's rights in any funds held in any Account;

          v. all the Subject Contracts, and all the Proceeds now or hereafter receivable, owing, deliverable, performable or attributable to or under the Subject Contracts;

          vi. all Data Processing Equipment and all other machinery, equipment and other tangible personal property and all fixtures and improvements now or hereafter situated upon any part of the Company Owned Timberlands;

          vii. all Data Processing Information and all other information, programs, know-how, methods or methodology relating to the management of the Company Timber Property and the harvesting, severing or cutting of Company Timber;

          viii. all existing and future permits, licenses, rights-of-way, easements, leases, franchises, certificates of public convenience and necessity, and all similar rights and privileges, that relate to or are appurtenant to any part of the Company Timber Property;

          ix. all Proceeds of and other rights relating to insurance or condemnation (including, without limitation, any judgments, insurance proceeds, awards of damages and settlements) receivable or accruing by reason of the loss of, damage to, diminution in the value of or income or revenues from, or taking (by power of eminent domain or otherwise) of all or any part of the properties or interests hereinabove or hereinbelow described in this definition of the Mortgaged Property;

          x. all documents, instruments, drafts, acceptances, general intangibles, chattel paper, deposit accounts, accounts, and all the Proceeds therefrom or attributable thereto, whether now or hereafter existing, arising out of or relating to the sale, use, exchange, development, operation, cutting, harvesting, storage, gathering, transportation, improvement, marketing, disposal, lease, handling or other dealings with or of all or any portion of the properties or interests hereinabove or hereinbelow described in this definition of Mortgaged Property;

          xi. without limiting the foregoing descriptions, all equipment and inventory (as such terms are defined in the Uniform Commercial Code) and all documents (as defined in the Uniform Commercial Code) now and at any time or times hereafter obtained or acquired by the Trustor covering or representing all or any portion of the properties or interests hereinabove or hereinbelow described in this definition of Mortgaged Property;

          xii. all Timber Harvesting Plans and any other permits, documents or other governmental approvals pertaining to the harvesting, cutting, severing, transporting, storing, processing or handling of the Company Timber; and all plans, engineering reports, land planning, maps, surveys, and information and any other reports, plans, maps, surveys or information to be used in connection with the Company Owned Timberlands or Company Timber Rights;

          xiii. all property of any kind or description that (i) may from time to time after the date of this Deed of Trust by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Collateral Agent by the Trustor, or by any Person, with the consent of the Trustor, or otherwise as expressly permitted by the terms of this Deed of Trust and accepted by the Collateral Agent to be held as part of the Mortgaged Property or (ii) is required by the terms of the Indenture or this Deed of Trust to be subjected to the Lien of the Deed of Trust;

          xiv. each and every right, privilege, hereditament and/or appurtenance in anywise incident or appertaining to any of the properties or interests hereinabove or hereinbelow described in this definition of the Mortgaged Property;

          xv. the Proceeds from or attributable to the rights, titles, interests and estates hereinabove referred to in this definition of the Mortgaged Property (including, without limitation, all Assigned Proceeds), all guarantees and suretyship agreements relating to any such Proceeds, and the rights, titles and interests of the Trustor therein, and all security for payment or performance thereof, now or hereafter existing or arising;

          xvi. all other personal property used in connection with the above-described Mortgaged Property; and

          xvii. all extensions, renewals, proceeds, accessions, improvements, substitutions and replacements of and to any of the above-described Mortgaged Property.

Notwithstanding the foregoing, Mortgaged Property shall not include (i) any Pacific Lumber Timber, (ii) any motor vehicles subject to a certificate of title law, (iii) any Timber Harvesting Plans to the extent that the Trustor is prohibited from granting a security interest therein, (iv) any permits, documents or other governmental approvals other than Timber Harvesting Plans which the Trustor is prohibited by applicable law from granting a security interest in or (v) any accounts or inventory (as each such term is defined in the Uniform Commercial Code) of Pacific Lumber or any proceeds thereof.

          "New Additional Services Agreement" means the New Additional Services Agreement dated as of the Closing Date between the Trustor and Pacific Lumber, as the same may be amended, modified or supplemented.

          "New Environmental Indemnification Agreement" means the New Environmental Indemnification Agreement dated as of the Closing Date between the Trustor and Pacific Lumber, as the same may be amended, modified or supplemented.

          "New Master Purchase Agreement" means the New Master Purchase Agreement dated as of the Closing Date between the Trustor and Pacific Lumber, as the same may be amended, modified or supplemented.

          "New Reciprocal Rights Agreement" means the New Reciprocal Rights Agreement dated as of the Closing Date among the Trustor, Pacific Lumber and Salmon Creek, as the same may be amended, modified or supplemented.

          "New Services Agreement" means the New Services Agreement entered into between the Trustor and Pacific Lumber dated as of the Closing Date, as the same may be amended, modified or supplemented, and any similar agreement hereafter entered into between the Trustor and any Person (other than Pacific Lumber) as successor Services Provider, as the same may be amended, modified or supplemented.

          "New Transfer Agreement" has the meaning assigned to such term in the definition of "Conveyance Documents."

          "Nonrecourse Timber Acquisition Indebtedness" means purchase money indebtedness incurred by the Trustor in the course of acquisition of any timberlands or timber rights, provided that (i) in the event of nonpayment of such purchase money indebtedness, the holder thereof shall only have recourse for repayment to the property securing such indebtedness and (ii) the agreements is respect of such purchase money indebtedness shall contain a non-petition agreement substantially similar to that included in the New Master Purchase Agreement.

          "Non-Renewal Advance" has the meaning set forth in Section 11.2(b) of the Indenture.

          "Note Rate" means, for each Class of Timber Notes, the interest rate indicated on the face of each Timber Note of such Class.

          "Noteholder" means a Holder.

          "Offering Memorandum" means the Offering Memorandum, dated July 9, 1998, relating to the offering of the Timber Notes, as such Offering Memorandum may be amended or supplemented.

          "Officer" has the meaning given to such term in the definition of "Responsible Officer."

          "Officer's Certificate" means a certificate that:

          (a) is signed by a Responsible Officer of the Person or Persons required to furnish or submit such certificate; and

          (b) complies with the applicable requirements of Section 12.5 of the Indenture or Section 10.9 of this Deed of Trust, as the case may be.

          "Operative Documents" means the Indenture, this Deed of Trust, the Timber Notes from time to time outstanding, the New Services Agreement, the New Master Purchase Agreement (and log purchase agreements entered into pursuant thereto), and the Conveyance Documents.

          "Opinion of Counsel" means a written opinion of Counsel which:
          (a) complies with the applicable requirements of Section 12.5 of the Indenture or Section 10.9 of this Deed of Trust, as applicable;

          (b) is addressed to the Trustee or the Collateral Agent, as applicable; and

          (c) is in form and substance reasonably satisfactory to the addressee.

          "Pacific Lumber" means The Pacific Lumber Company and any successor in interest thereto.

          "Pacific Lumber Timber" means (i) all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Pacific Lumber Timber Rights Property, or any part or parcel thereof, and all additions, substitutions and replacements thereof and (ii) any and all of the foregoing which have been severed, cut or harvested from the Pacific Lumber Timber Rights Property or any part of parcel thereof.

          "Pacific Lumber Timber Rights" means the timber rights of Pacific Lumber in respect of the Pacific Lumber Timber Rights Property, including, without limitation, the ownership of, and (subject to compliance with applicable law) the right in perpetuity to harvest, all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Pacific Lumber Timber Rights Property or any part or parcel thereof.

          "Pacific Lumber Timber Rights Property" means those portions of the Company Owned Timberlands specifically identified as Pacific Lumber Timber Rights Property on those certain maps held by an escrow agent pursuant to an Escrow Agreement by and among the Trustor, Pacific Lumber, Salmon Creek and such escrow agent, dated as of the Closing Date.

          "Pacific Lumber Timber Rights Property Release Notice" has the meaning set forth in Section 6.3 of the Indenture.

          "Pay-as-You-Harvest Sale" means, with respect to any sale of Timber, any agreement or arrangement pursuant to which (A) the Trustor shall receive partial payment in advance (the "Up-Front Payment") for the purchase of a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or contained on one or more parcels of land), and the balance of which shall be paid as (or after) such Company Timber is harvested and/or delivered or (B) the Trustor shall receive payments for the purchase of a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or con-tained on one or more parcels of land) as (or after) such Company Timber is harvested and/or delivered.

          "Payment Account" means the Payment Account to be established and maintained by the Trustee pursuant to Section 5.1(a) of the Indenture.

          "Permitted Encumbrances"  means:

          (a) the specific matters, if any, to which this Deed of Trust is expressly made subject as set forth in a Schedule to a mortgagee title insurance policy in favor of the Trustee or Collateral Agent in respect of the Mortgaged Property;

          (b)  the New Reciprocal Rights Agreement;

          (c) easements, restrictions, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, boundary agreements, surface leases, subsurface leases, or other similar encumbrances on, over or in respect of the Company Timber or the Company Timber Property contained in or arising from or in respect of any document, instrument or agreement entered into by or with the consent of the Trustor in connection with any Timber Harvesting Plans, Timber Laws, or Environmental Laws;

          (d) discrepancies, conflicts in boundary lines, shortages in area, encroachments, or any other facts which a correct survey would disclose, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Trustor's or the Collateral Agent's right to receive and retain the proceeds of cutting, harvesting or severing of Company Timber attributable to the Company Owned Timberlands or the Company Timber Rights;

          (e) Liens for Trustor Taxes not yet delinquent or that are being diligently contested by the Trustor in good faith by appropriate proceedings and against which adequate reserves are being maintained in accordance with generally accepted accounting principles by the Trustor, provided that the enforcement or foreclosure of any such lien shall have been stayed pending the resolution of such proceedings;

          (f) operators' liens or mechanics' or materialmen's liens arising in the ordinary course of business and incidental to the incurrence of reasonable expenses permitted by the Indenture or this Deed of Trust with respect to the Mortgaged Property for amounts not yet due and payable or that are being diligently contested by the Trustor in good faith by appropriate proceedings and against which adequate reserves are being maintained by the Trustor, provided that the enforcement or foreclosure of any such lien shall have been stayed pending the resolution of such proceedings; such lien is fully subordinate to and subject in right of prior payment of the Secured Obligations;

          (g) easements, restrictions, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, boundary agreements, surface leases, subsurface leases or other similar encumbrances on, over or in respect of the Company Timber or Company Owned Timberlands, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Trustor's or the Collateral Agent's right to receive and retain the Proceeds of cutting, harvesting or severing Company Timber attributable to the Company Owned Timberlands or the Company Timber Rights;

          (h) such sales contracts and other similar agreements as are customarily found in connection with operating properties comparable to the Company Owned Timberlands or the Company Timber Rights, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Trustor's or the Collateral Agent's right to receive and retain the Proceeds of cutting, harvesting or severing Company Timber attributable to the Company Owned Timberlands or the Company Timber Rights;

          (i) any lease, contract or other agreement or encumbrance (including, without limitation, the interest of any purchaser under a Lump Sum Sale Agreement entered into in accordance with Section 6.1 of the Indenture in and to Company Timber so purchased) granted or created by the Trustor after the date of the Deed of Trust that is specifically permitted and authorized under the terms of the Indenture and this Deed of Trust; and

          (j)  Liens securing the indebtedness referred to in clause (u) of
     Section 4.9 of the Indenture.

          "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company (including, without limitation, the Trustor), or a government or political subdivision thereof.

          "Prefunding Account" means the Prefunding Account established pursuant to Section 5.1(a) of the Indenture.

          "Premium" has the meaning given to such term in Section 2.12 of the Indenture.

          "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

          "Proceeds" means all proceeds, products, offspring, rents or profits of or derived from the Mortgaged Property. The term "Proceeds" includes whatever is receivable or received when any of the Mortgaged Property or Proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

          "Purchase Agreement" means (i) the New Master Purchase Agreement or (ii) any other agreement for the purchase of stumpage or logs between the Trustor and any other Person, as the same may be extended, renewed, modified, amended or supplemented.

          "Registrar" shall have the meaning set forth in Section 2.3 of the Indenture.

          "Release and Substitution Notice" has the meaning given to such term in Section 6.4 of the Indenture.

          "Release Notice" has the meaning given to such term in Section 6.1(g) of the Indenture.

          "Required Liquidity Provider Rating" means, with respect to a Liquidity Provider, a rating on its short-term unsecured debt obligations of not less than P-1 by Moody's and A-1 by S&P or, if S&P and Moody's have not rated such Liquidity Provider's short-term unsecured debt obligations, a rating on its long-term unsecured debt obligations of not less than Aa2 by Moody's and not less than AA by S&P, or, in each case, if any such Rating Agency adopts a new rating system, any successor rating thereto.

          "Responsible Officer" or "Officer"

          (a) of any Person that is a corporation (other than the Trustee), means the chairman of the board of directors, the president or any vice president, the controller or any assistant controller, or the treasurer or any assistant treasurer, or the secretary or any assistant secretary of such Person;

          (b) of any Person that is a partnership (other than the Trustee), means any such officer of a corporate general partner of such Person or any individual general partner of such Person;

          (c) of any Person that is a limited liability company (other than the Trustee), means the chairman of the board of managers and any other person performing functions comparable to the functions of the officers enumerated in (a) of this definition); and

          (d) of the Trustee or the Collateral Agent, means (i) any officer in the Corporate Trust Office of the Trustee or Collateral Agent and (ii) any other officer of the Trustee or Collateral Agent to whom a matter is referred because of such officer's knowledge of and familiarity with such matter.

          "Salmon Creek" means Salmon Creek Corporation, a Delaware corporation and any successor in interest thereto.

          "Secured Parties" means any Persons who at any time or from time to time are holders of any of the Secured Obligations or any portion thereof.

          "Security Agreement" means the security agreement set forth in
Article III of the Deed of Trust, covering and describing the Collateral Mortgaged Property and other rights and interests of the Trustor and securing payment of the Secured Obligations.

          "Security Entitlement" means "security entitlement" as defined in
Section 8-102 (a)(17) of the Uniform Commercial Code.

          "Services" has the meaning given to such term in the New Services Agreement.

          "Services Provider" means Pacific Lumber, as the initial service provider under the New Services Agreement, together with its successors in such capacity under the New Services Agreement.

          "State" means any one of the 50 states of the United States of America (and any additional states that may be admitted after the Closing
Date) or the District of Columbia.

          "Subject Contracts" means (a) all presently existing and future contracts or leases relating in any manner to the purchase, sale, removal, regeneration, cutting, harvesting, hauling or storing of any Company Timber, including, without limitation, the New Master Purchase Agreement,
(b) the New Services Agreement, (c) the Conveyance Documents, and (d) any other agreements entered into by the Trustor subsequent to the date of this Deed of Trust, whether or not of the same general nature as set forth in clauses (a) through (c).

          "Substitute Timber Property" means any parcel or parcels of land or any timber rights subjected to the Lien of the Deed of Trust in accor-dance with Section 6.4 of the Indenture.

          "Supermajority Holders", at any date, means the Holders of 66 % in aggregate outstanding principal amount of Timber Notes and Additional Timber Notes at such date.

          "Supplemental Liquidity Provider Interest" means any interest payable under the Line of Credit Agreement to the extent, but only to the extent, that such interest is payable at a rate per annum that is in excess of the rate per annum for such interest payable under the terms of the Bank of America Credit Agreement as in effect on the Closing Date.

          "Takings Litigation" means any existing or future action brought by the Trustor alleging uncompensated taking by any governmental authority of Company Owned Timberlands or Company Timber Rights for public use, and seeking just compensation from or other relief against such governmental authority.

          "Tax Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the reporting, imposition, rendition, collection, enforcement or other aspects of Trustor Taxes, of every kind or character now imposed or hereafter enacted by any Governmental Authority.

          "Taxes" means all Yield Taxes and all ad valorem, occupation, property and other taxes and assessments imposed with respect to the Company Owned Timberlands or Company Timber Rights subject to the Lien of the Deed of Trust (excluding income taxes and franchise taxes).

          "Termination Advance" means a Downgrade Advance or a Non-Renewal Advance, together with any Interest Advances outstanding on the date such Downgrade Advance or Non-Renewal Advance is made.

          "Timber Harvesting Plans" means all permits, whether now existing or hereafter created, filed with any Governmental Authority with respect to the harvesting, cutting or severance of Timber.

          "Timber Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the harvesting, cutting, severance, handling or transporting of Company Timber, and the maintenance, operation and management of the Company Timber Property, whether now or hereafter enacted or imposed by any Governmental Authority, including, without limitation, those relating to streams, waterways, wildlife habitat and endangered species, exclusive of Environmental Laws.

          "Timber Note" means any of the Class A-1Timber Notes, the Class A-2 Timber Notes and the Class A-3 Timber Notes issued pursuant to the Indenture.

          "Trapping Event" shall have the meaning given to such term in
Section 5.3(d)(iii) of the Indenture.

          "Tribunal" means any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or of any State, commonwealth, territory, possession, county, parish, municipality or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America, whether now or hereafter constituted or existing.

          "Trustee" means the Person named as "Trustee" in the recitals to the Indenture, in its capacity as trustee under the Indenture, together with its successors in such capacity.

          "Trustee's Expenses" means any fees, expenses, and damages of, or compensation to, the Trustee (including, without limitation, the reasonable fees and disbursements of counsel to the Trustee) incurred pursuant to the Indenture or owing to the Trustee as part of the Secured Obligations.

          "Trustor Taxes" means (without duplication) all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other charges, together with any interest and penalties payable in connection therewith, from time to time or at any time imposed or assessed by any statute, law, ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of any Governmental Authority (a) against the Trustor by reason of the Trustor's ownership, harvesting, sale or other disposition or use of all or any part of the Mortgaged Property,
(b) upon or with respect to, measured by or charged against, required to be deducted or withheld from or otherwise attributable to all or any part of the Mortgaged Property (or the use, sale or other disposition thereof) or
(c) upon or against the Trustor, the Collateral Agent, the Services Provider, the Trustee or any Beneficiary (as defined in the Deed of Trust) by reason of the Deed of Trust or the Liens created thereby, including, without limitation, yield, franchise, sales, transfer, gross receipts, profits, income (other than income taxes imposed on amounts paid or accrued on the Notes), property, ad valorem, production and severance taxes.

          "Uniform Commercial Code" means the Uniform Commercial Code as now or hereafter in effect in the State of California.

          "Up-Front Payment" has the meaning set forth in the definition of Pay-as-You-Harvest-Sale.

          "Yield Taxes" means all yield, severance, excise, sales and other taxes imposed on the cutting, harvesting, severing or sale of Company Timber from the Company Owned Timberlands or the Company Timber Rights Property subject to the Lien of the Deed of Trust (excluding income taxes and franchise taxes).

Any capitalized term used in this Deed of Trust and not defined in this Deed of Trust shall have the meaning set forth in the Indenture.